SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )
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☐	Preliminary proxy statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-12
BELDEN CDT INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 14, 2006

Dear Fellow Shareholder:

I am pleased to invite you to attend the annual meeting of shareholders of Belden CDT Inc. to be held on Wednesday, May 24, 2006, at 11 o’clock in the morning at the Saint Louis Club (16th Floor), Pierre Laclede Center, 7701 Forsyth Boulevard, St. Louis, Missouri.

Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend, I hope you will vote as soon as possible. You may vote over the Internet as well as by telephone or by mailing a proxy card. Voting in such manner will ensure your representation at the meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

Thank you for your support and continued interest in Belden CDT.

Sincerely,

John Stroup
President and Chief Executive Officer

BELDEN CDT INC.
7701 Forsyth Boulevard
Suite 800
St. Louis, Missouri 63105
(314) 854-8000
Notice of Annual Meeting of Shareholders

TIME:	11:00 a.m. on Wednesday, May 24, 2006

PLACE:	Lewis & Clark Room, 16th Floor, Saint Louis Club, Pierre Laclede Center, 7701 Forsyth Boulevard, St. Louis, Missouri 63105

ITEMS OF BUSINESS:	To elect eight directors, each for a term of one year.

To approve increasing the number of awards individual participants may receive under the Cable Design Technologies Corporation 2001 Long-Term Performance Incentive Plan to an annual limit of 400,000.

To transact any other business as may properly come before the meeting.

RECORD DATE:	You are entitled to vote if you were a shareholder at the close of business on Monday, April 3, 2006.

FINANCIAL STATEMENTS:	Included with this mailing is the Company’s 2005 Annual Report to Shareholders which includes the Company’s Annual Report on Form 10-K. The Form 10-K includes the Company’s audited financial statements and notes for the year ended December 31, 2005, and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations.

VOTING BY PROXY:	Please submit a proxy as soon as possible so your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy over the Internet, by telephone, or by mail. For specific instructions, please refer to the Questions and Answers beginning on page 1 of this proxy statement and the instructions on the proxy card.

By Order of the Board of Directors,

Kevin Bloomfield
Secretary

This proxy statement and accompanying proxy card are being distributed on or about April 14, 2006.

2006 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	4
Why am I receiving these materials?	4
What information is contained in these materials?	4
What matters will be voted on at the meeting?	4
What is Belden CDT’s voting recommendation?	4
What shares owned by me can be voted?	4
What is the difference between holding shares as a shareholder of record and as a beneficial owner?	5
How can I vote my shares in person at the meeting?	5
How can I vote my shares without attending the meeting?	5
How do I vote my Belden CDT shares held in the Belden CDT Retirement Savings Plan and the Belden UK Employee Share Ownership Plan?	5
Can I change my vote?	6
How are votes counted and what is the voting requirement to approve the proposals?	6
What does it mean if I receive more than one proxy or voting instruction card?	7
Where can I find the voting results of the meeting?	7
What happens if additional proposals are presented at the meeting?	7
What class of shares is entitled to be voted?	7
What is the quorum requirement for the meeting?	7
Who will count the votes?	7
Is my vote confidential?	7
Who will bear the cost of soliciting votes for the meeting?	7
May I propose actions for consideration at next year’s annual meeting of shareholders or nominate individuals to serve as directors?	7
BOARD STRUCTURE AND COMPENSATION	9
COMMITTEES	9
Audit Committee	9
Audit Committee Report	10
Fees to Independent Registered Public Accountants for 2005 and 2004	10
Audit Committee’s Pre-Approval Policies and Procedures	11
Compensation Committee	11
Nominating and Corporate Governance Committee	11
Communications with Directors	12
DIRECTOR COMPENSATION	13
MATTERS TO BE VOTED ON:
Item I — To elect eight directors	14
Item II — To approve increasing the number of awards individual participants may receive under the Cable Design Technologies Corporation 2001 Long-Term Performance Incentive Plan to an annual limit of 400,000	16
EQUITY COMPENSATION PLAN INFORMATION	20
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21
Beneficial Ownership Table of Directors, Nominees and Executive Officers	21
Beneficial Ownership Table of Shareholders Owning More Than Five Percent	22

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	The Board of Directors (the “Board”) of Belden CDT Inc. (sometimes referred to as the “Company” or “Belden CDT”) is providing these proxy materials to you in connection with the solicitation of proxies by Belden CDT on behalf of the Board for the 2006 annual meeting of shareholders which will take place on May 24, 2006. This proxy statement includes information about the issues to be voted on at the meeting. You are invited to attend the meeting and are requested to vote on the proposals described in this proxy statement.

On July 15, 2004, Belden Inc. (“Belden”) and Cable Design Technologies Corporation (“CDT”), each publicly reporting companies, completed a merger transaction (“Merger”) pursuant to which Belden became a wholly owned subsidiary of CDT and CDT, as the surviving parent, changed its name to Belden CDT Inc. Prior to the time of the Merger, CDT effected a one-for-two reverse stock split of its common stock (“Stock Split”) and as a result of the Merger, each Belden share of common stock was converted into a right to receive one share of CDT common stock. Because Belden’s shareholders as a group received a larger portion of the voting rights in the combined entity (as well as other factors), Belden was considered the acquirer for accounting purposes and accounted for the merger as a reverse acquisition under the purchase method of accounting for business combinations under U.S. generally accepted accounting principles. However, because CDT became the ultimate parent company of the combined entity, CDT (now, Belden CDT) has remained the reporting person, post-merger, for purposes of the federal securities laws.

On or about April 14, 2006, we began mailing these proxy materials to all shareholders of record at the close of business on April 3, 2006, the record date for our 2006 annual meeting. On the record date, there were 42,670,436 shares of Belden CDT common stock outstanding. Each share is entitled to one vote on each matter properly brought before the annual meeting.

As required by Delaware law (the state where the Company is incorporated), a list of shareholders entitled to vote at the annual meeting will be available at the annual meeting, and for ten days prior to the meeting, at the Company’s headquarters at 7701 Forsyth Boulevard, Suite 800, St. Louis, Missouri 63105.

Q:	What information is contained in these materials?

A:	The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly-paid officers, and certain other required information. Our 2005 Annual Report to Shareholders which includes our 2005 Annual Report on Form 10-K is also enclosed. The Form 10-K includes our 2005 audited financial statements with notes and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Q:	What matters will be voted on at the meeting?

A:	Two matters will be voted on at the meeting:

•	To elect eight directors, each for a term of one year; and

•	To increase the number of awards individual participants may receive under the Cable Design Technologies Corporation 2001 Long-Term Performance Incentive Plan to an annual limit of 400,000.

Q:	What is Belden CDT’s voting recommendation?

A:	Our Board of Directors recommends that you vote your shares “FOR” each proposal.

Q:	What shares owned by me can be voted?

A:	All shares owned by you as of April 3, 2006, the record date, may be voted by you. These shares include those (1) held directly in your name as the shareholder of record, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee, including those shares purchased through the Belden CDT Inc. Retirement Savings Plan (the Company’s 401 (k) plan) and those shares purchased through the Belden U.K. Employee Share Ownership Plan.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	Most Belden CDT shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with Belden CDT’s Transfer Agent, ComputerShare, you are considered (with respect to those shares) the shareholder of record and these proxy materials are being sent directly to you by Belden CDT. As the shareholder of record, you have the right to grant your voting proxy directly to Belden CDT or to vote in person at the meeting. Belden CDT has enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” (that is, the name of your stock broker, bank or other nominee) and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use.

Q:	How can I vote my shares in person at the meeting?

A:	Shares held directly in your name as the shareholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or other proof of identification.

Even if you plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you decide later not to attend the meeting.

Q:	How can I vote my shares without attending the meeting?

A:	Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. You will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card provided by your broker or nominee.

By Internet — If you have Internet access, you may submit your proxy or, if you hold shares in street name, your voting instruction card provided by your broker or nominee from any location in the world by following the “Vote by Internet” instructions on the proxy card or voting instruction card.

By Telephone — If you live in the United States or Canada, you may submit your proxy or voting instruction card provided by your broker or nominee by following the toll-free, “Vote by Phone” instructions on such cards.

By Mail — You may do this by signing your proxy card or, for shares held in street name, the voting instruction card provided by your broker or nominee and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in “How are votes counted and what is the voting requirement to approve the proposals?”.

Q:	How do I vote my Belden CDT shares held in the Belden CDT Inc. Retirement Savings Plan and the Belden UK Employee Share Ownership Plan?

Belden CDT Inc. Retirement Savings Plan:

You will receive a proxy card for the shares you own through the Belden CDT Inc. Retirement Savings Plan. If you own shares separately from the plan as a registered holder, you may receive one proxy card that covers shares of Belden CDT common stock credited to your plan account as well as shares of record registered in exactly the same name. The proxy card you receive for your plan shares will serve as voting instructions for the trustee of the plan, Prudential Bank & Trust, F.S.B. If you do not return your proxy by Friday, May 19, 2006, the trustee will vote your shares in the same proportion as the shares that are voted by the other participants in the plan.

Belden UK Employee Share Ownership Plan:

If you participate in the Belden UK Employee Share Ownership Plan, you will receive a proxy card for your plan shares of Belden common stock, which will serve as voting instructions for the trustee of the plan, the Yorkshire Building Society. The trustee will vote your plan shares in accordance with your instructions. The terms of the plan bar the trustee from voting any plan shares for which the trustee has not received instructions.

Q:	Can I change my vote?

A:	You may change your proxy or voting instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q:	How are votes counted and what is the voting requirement to approve the proposals?

A:	Election of eight directors, each for a term of one year (Item I):

Directors are elected by a plurality of the votes of shares present in person or represented by proxy and entitled to vote in the election of directors. If you withhold your vote with respect to the election of one or more directors, your vote will not be voted with respect to the director or directors indicated, although it will be counted for purposes of whether there is a quorum.

Approve increasing the number of awards individual participants may receive under the Cable Design Technologies Corporation 2001 Long-Term Performance Incentive Plan to an annual limit of 400,000 (Item II):

The proposal requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote. If you abstain from voting on this proposal, your vote will not be voted, although it will be counted for determining if there is a quorum. An abstention will have the same effect as if you voted against the proposal.

Signed but uninstructed proxy cards:

If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all the Company’s nominees to the Board and “FOR” the other proposal, and at the discretion of the proxy holders, on any other matter that comes properly before the meeting).

Plan Shares:

If you own shares through the Belden CDT Inc. Retirement Savings Plan and do not vote, the plan trustee will vote your shares in the same proportion as the shares that are voted by the other participants in the plan. Shares you hold in the Belden UK Employee Share Ownership Plan, for which the trustee has not received instructions, will not be voted.

Broker non-votes:

“Broker non-votes” may arise when the beneficial owner of shares held in street name has not instructed the broker on how to vote and the proxy includes proposals in which brokers do not have discretionary voting authority under the rules of the New York Stock Exchange (NYSE). Brokers will have discretionary authority to vote on Item I (Election of Directors), but will not have discretionary authority to vote on Item II (Approve increasing the number of awards individual participants may receive under the Cable Design Technologies Corporation 2001 Long-Term Performance Incentive Plan to an annual limit of 400,000). Broker non-votes will not be treated as shares present and entitled to vote on Item II and therefore will have no effect on the outcome of the vote of Item II.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Where can I find the voting results of the meeting?

A:	We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of 2006.

Q:	What happens if additional proposals are presented at the meeting?

A:	Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Kevin L. Bloomfield, the Company’s Secretary, and Christopher E. Allen, the Company’s Assistant Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:	What class of shares is entitled to be voted?

A:	Each share of our common stock outstanding as of the close of business on April 3, 2006, the record date, is entitled to one vote at the annual meeting.

Q:	What is the quorum requirement for the meeting?

A:	The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the meeting. Both abstentions and withheld votes are counted as present for the purpose of determining the presence of a quorum.

Q:	Who will count the votes?

A:	A representative of ADP Investor Communication Services will tabulate the votes and will act as the inspector of election.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Belden CDT or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board. Occasionally, shareholders provide written comments on their proxy cards, which are then forwarded to Belden CDT management.

Q:	Who will bear the cost of soliciting votes for the meeting?

A:	Belden CDT will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We have hired ADP Investor Communication Services to assist us in the distribution of proxy materials and tabulating votes. We also have retained Morrow & Co. to provide assistance in soliciting proxies for a fee of $6,500, plus distribution costs and other expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

Q:	May I propose actions for consideration at next year’s annual meeting of shareholders or nominate individuals to serve as directors?

A:	You may submit proposals for consideration at future shareholder meetings, including director nominations.

Shareholder Proposals:  To be included in the Company’s proxy statement and form of proxy for the 2007 annual meeting, a shareholder proposal must, in addition to satisfying the other requirements of the Securities and Exchange Commission’s rules and regulations, be received at the Company’s principal executive offices not later than December 11, 2006.

Nomination of Director Candidates:  The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders if such nominations are submitted to the Company prior to the deadline for proposals to be included in future proxy statements as noted above under the caption “May I propose actions for consideration at next year’s annual meeting of shareholders or nominate individuals to serve as directors?”. To have a candidate considered by the Committee, a shareholder must submit the recommendation in writing and must include the following information:

•	The name of the shareholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

•	The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of Belden CDT and the person’s consent to be named as a director if selected by the Committee and nominated by the Board.

In considering candidates submitted by shareholders, the Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Committee may also take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held. The Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and Belden CDT. The Committee also seeks to have the Board represent a diversity of backgrounds and experience.

The Committee will identify potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board. The Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee may contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Committee will request information from the candidate, review the person’s accomplishments and qualifications, and conduct one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process will not vary based on whether or not a candidate is recommended by a shareholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

BOARD STRUCTURE AND COMPENSATION

The Belden CDT Board has nine members (the maximum number authorized under its by-laws) and three standing committees: Audit, Compensation, and Nominating and Corporate Governance. In connection with recruiting Mr. John Stroup, a Director and the Company’s President and Chief Executive Officer, the Board also established an ad hoc succession planning committee composed of three directors, Messrs. Bain, Kalnasy and Monter. The Board had twelve meetings during 2005; eight were telephonic. All directors attended 75% or more of the Board meetings and the Board committee meetings on which they served.

Mr. Kuznik, the CEO of the Company prior to the Merger, and Mr. Cunningham, the CEO of the Company upon the Merger becoming effective (July 15, 2004), resigned from the Board as of October 31, 2005. Mr. Byrnes, who had been a Belden director since 1995 and became a Company director upon the Merger, notified the Company of his intent not to seek reelection and will resign from the Board when his term expires on May 24, 2006. The Board’s Nominating and Corporate Governance Committee will oversee a search for a new director.

Nominating and
Corporate
Name of Director	Audit	Compensation	Governance
Lorne D. Bain	X
Lance C. Balk		X
Christopher I. Byrnes		X	*
Bryan C. Cressey			X
C. Baker Cunningham**
Michael F.O. Harris	X
Glenn Kalnasy		X*
Ferdinand C. Kuznik**
John M. Monter		X
Bernard G. Rethore	X*
John Stroup (Effective October 31, 2005)
Number of meetings held in 2005	15	7	4

X — Committee member; * — Chair; ** — Mr. Kuznik and Mr. Cunningham resigned from the Board as of October 31, 2005. The ad hoc succession planning committee (Messrs. Bain, Kalnasy and Monter) met eight times during 2005.

At its regular meeting in August 2005, the Board determined that Messrs. Cressey, Balk, Harris, Kalnasy, Byrnes, Monter, Rethore and Bain each met the independence requirements of the NYSE listing standards. As part of this process, the Board determined that each such member was not disqualified from being independent under the NYSE’s five “bright line” tests and had no material relationship with the Company.

The Audit Committee

The Audit Committee operates under a Board-approved written charter, which is attached to this proxy statement as Appendix I. The Committee assists the Board in overseeing the Company’s corporate accounting and reporting practices by:

•	meeting with its financial management and registered public accounting firm (Ernst & Young LLP) to review the financial statements, quarterly earnings releases and financial data of the Company;

•	reviewing and selecting the independent registered public accounting firm who will audit the Company’s financial statements;

•	reviewing the selection of the internal auditors (Brown Smith Wallace LLC) who provide internal audit services;

•	reviewing the scope, procedures and results of Company financial audits, internal audit procedures and internal controls assessments and procedures under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”); and

•	evaluating the Company’s key financial and accounting personnel.

A representative of Ernst & Young is expected to be present at the annual meeting and will have the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions. The Board has determined that Messrs. Rethore, Bain, and Harris each is an Audit Committee Financial Expert as defined in the rules pursuant to the Sarbanes-Oxley Act of 2002 and each is independent.

Audit Committee Report

The Audit Committee assists the Company’s Board of Directors in its general oversight of the Company’s financial reporting process. Management is responsible for the preparation and presentation of the Company’s financial statements. Ernst & Young LLP (“EY”), the Company’s registered public accounting firm for 2005, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. The Committee reviews the Audit Committee charter annually. The Company’s Board of Directors has reviewed the NYSE listing standards regarding the definition of independence for audit committee members and has determined that each member of the Committee meets the standard.

The Committee has reviewed and discussed the Company’s audited financial statements for 2005 with management and has discussed with EY the matters that are required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380).

EY has provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Committee has discussed with EY and confirmed that firm’s independence. The Committee has concluded that EY’s provision of non-audit services to the Company and its subsidiaries is compatible with EY’s independence.

Based on these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for 2005.

Bernard G. Rethore (Chair)
Lorne D. Bain
Michael F.O. Harris

Fees to Independent Registered Public Accountants for 2005 and 2004

The following table presents fees for professional services rendered by EY for the audit of the Company’s annual financial statements and internal control over financial reporting for 2005 and 2004.

	2005	2004

Audit Fees	$2,006,105	$2,489,256
Audit-Related Fees	$13,300	$68,800
Tax Fees	$499,511	$510,717
All Other Fees	0	0

Total EY fees	$2,518,916	$3,068,773

“Audit fees” primarily represent amounts paid or expected to be paid for audits of the Company’s financial statements and internal control over financial reporting procedures under SOX 404, and reviews of SEC Forms 10-Q, Forms 8-K and Form 10-K and statutory audit requirements at certain non-U.S. locations.

“Audit-related fees” are primarily related to audits of employee benefit plans.

“Tax fees” for 2005 and 2004 are for domestic and international compliance totaling $393,684 and $248,871 and tax consulting totaling $105,827 and $261,846, respectively.

The Audit Committee did not approve any of the services covered under Audit Related Fees, Tax Fees or All Other Fees pursuant to the waiver of the pre-approval provisions set forth in the applicable rules of the SEC.

As a result of the Merger, Belden became a wholly owned subsidiary of the Company. Although the Company was deemed to be the legal acquirer, Belden was considered the acquirer for accounting purposes. The Company’s independent auditor was Deloitte & Touche LLP (“Deloitte”) while Belden’s independent auditor was EY. Following the Merger, on August 31,

2004, the Audit Committee replaced Deloitte by appointing EY as its independent auditor for the fiscal year ended December 31, 2004.

For the fiscal years ended July 31, 2002 and July 31, 2003, Deloitte’s report on the Company’s financial statements did not contain any adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during the fiscal years ended July 31, 2002 and July 31, 2003, and through August 31, 2004, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

Audit Committee’s Pre-Approval Policies and Procedures

Audit Fees:  For 2005, the Committee reviewed and pre-approved the audit services and estimated fees for the year. Throughout the year, the Committee received project updates and considered and, if appropriate, pre-approved or ratified any amounts exceeding the original estimates.

For 2004, because of the challenge of estimating the fees for EY’s auditing of the Company’s internal control over financial reporting procedures under SOX 404 and the Company’s post-merger integration activities, the Audit Committee reviewed and pre-approved the audit services, hourly rates of EY representatives who were involved in conducting the 2004 audit, and an estimate of total fees. Thereafter, at least quarterly, the Committee reviewed the actual fees EY incurred for such work and the Committee (or Committee Chair with delegated authority from the Committee) authorized the payment of such fees by the Company.

Non-Audit Services and Fees:  Annually, and otherwise as necessary, the Committee reviews and pre-approves all non-audit services and the estimated fees for such services. For recurring services, such as employee benefit plans, tax compliance, expatriate tax returns, and statutory filings, the Committee reviews and pre-approves the services and estimated total fees for such matters by category and location of service. The projections are updated quarterly and the Committee considers and, if appropriate, pre-approves any amounts exceeding the original estimates.

For non-recurring services, such as special tax projects, due diligence or other consulting, the Committee will review and pre-approve the services and estimated fees by individual project. The projections will be updated quarterly and the Committee will review and, if appropriate, pre-approve any amounts exceeding the original estimates.

Should an engagement need pre-approval before the next Committee meeting, the Committee has delegated to the Committee Chair authority to grant such approval (or if he were unavailable, another Committee member). Thereafter, the entire Committee will review such approval at its next quarterly meeting.

Compensation Committee

The Compensation Committee of Belden CDT determines, approves and reports to the Board on all elements of compensation for the Company’s elected officers. The Committee reviews the design, funding and competitiveness of the Company’s retirement programs. The Committee also assists the Company in developing compensation and benefit strategies to attract, develop and retain qualified employees. The Committee operates under a written charter approved by the Board.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies, evaluates and recommends nominees for the Board for each annual meeting; evaluates the composition, organization, and governance of the Board and its committees; and develops and recommends corporate governance principles and policies applicable to the Company. The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders if such nominations are submitted to the Company prior to the deadline for proposals to be included in future proxy statements as noted above under the caption “Nomination of Director Candidates.”

The Committee’s responsibilities with respect to its governance function include considering matters of corporate governance and reviewing and revising the Company’s corporate governance guidelines and its code of ethics (“Conflicts of Interest and Ethical Conduct Policy,” which applies to all Company employees, officers and directors). Mr. Cressey, a Committee member, presides over all non-management executive sessions of the Board. The Committee is governed by a written charter approved by the Board.

Corporate Governance

At its December 1, 2005 regular meeting, the Board amended the Company’s by-laws to delete provisions that were included in connection with completion of the Merger in July 2004. At the meeting, the Board unanimously decided that the provisions (summarized below) were no longer necessary and should be deleted to foster a unified organization. Absent such action, these by-law provisions would not have expired until the third anniversary of the Merger (July 15, 2007).

The by-laws no longer provide that until the third anniversary of the Merger:

•	each committee of the Board will consist, to the extent reasonably practicable, of an equal number of the directors designated by Belden and CDT;

•	if any director designated by either Belden or CDT ceases to serve on the Board for any reason, the members of the Board designated by Belden or CDT, as appropriate, may appoint or nominate, as the case may be, the person to fill such directorship; and

•	the affirmative vote of at least 70% of the Company’s entire Board will be required to remove certain named officers and to recommend the removal of any of the Board members.

Current copies of the Audit, Compensation and Nominating and Corporate Governance charters, as well as the Company’s governance principles and code of ethics, are available on the Company’s website at www.beldencdt.com under the heading “Corporate Governance.” Printed copies of these materials are also available to shareholders upon request, addressed to the Corporate Secretary at 7701 Forsyth Boulevard, Suite 800, St. Louis, Missouri 63105.

Communications with Directors

The Company’s Board has established a process to receive communications from shareholders and other interested parties. Shareholders and other interested parties may contact any member (or all members) of the Board (including Bryan Cressey, the presiding director for non-management director meetings), any Board committee or any chair of any such committee by U.S. mail, through calling the Company’s hotline or via e-mail.

To communicate with the Board, any individual directors or any group or committee of directors, correspondence should be addressed to the Company’s Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 7701 Forsyth Boulevard, Suite 800, St. Louis, MO 63105. To communicate with any of our directors electronically or through the Company’s hotline, shareholders should go to our corporate website at www.beldencdt.com. Under the headings “Corporate Governance,” you will find the Company’s hotline number (with access codes for dialing from outside the U.S.) and an e-mail address that may be used for writing an electronic message to the Board, any individual directors, or any group or committee of directors. Please follow the instructions on our website in order to send your message.

All communications received as set forth in the preceding paragraph will be opened by (or in the case of the hotline, initially reviewed by) our corporate ombudsman for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the corporate ombudsman’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

In addition, it is the Company’s policy that each director attend the annual meeting absent exceptional circumstances. Each director then on the Board attended the Company’s 2005 annual meeting.

DIRECTOR COMPENSATION

The following table provides information on Belden CDT’s compensation practices during 2005 for non-employee directors. Neither Mr. Cunningham nor Mr. Stroup received compensation for his Board activities. Messrs. Kuznik and Cunningham resigned from the Board as of October 31, 2005. In connection with Mr. Kuznik’s retirement from the Board, he received his pro rata annual cash director compensation for the period of November 2005 through May 2006 and (in lieu of the annual 2,500 stock award for 2006 to be issued in May 2006), a grant of 2,500 shares under the Cable Design Technology Corporation 2001 Long-Term Performance Incentive Plan.

COMPENSATION TABLE FOR 2005
Annual Director Retainer	$50,000
Fee paid for Special Committee or Board Meetings	$1,000
Audit Committee Attendance Fee for Regular Meetings	$1,000
Reimbursement for Expenses Attendant to Board Membership	Yes
Annual Stock Award*	2,500
Annual Retainer for Committee Chairs	$4,000

*	A Board member may not dispose of shares received as an annual stock award until he leaves the Board.

ITEM I  —  ELECTION OF DIRECTORS

The Company currently has nine directors — Messrs. Bain, Balk, Byrnes, Cressey, Harris, Kalnasy, Monter, Rethore and Stroup. The term of each director will expire at this annual meeting and the Board proposes that each of them (other than Mr. Byrnes who will retire from the Board at the meeting) be reelected for a new term of one year and until their successors are duly elected and qualified. Each nominee has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

Lorne D. Bain, 64, had been a director of Belden since 1993 and was appointed to the Company’s Board at the time of the Merger. Until September 2000, he served as Chairman, President and Chief Executive Officer of WorldOil.com, a trade publication and Internet-based business serving the oilfield services industry. From 1997 to February 2000, he was Managing Director of Bellmeade Capital Partners, L.L.C., a venture capital firm. From 1991 to 1996, he was Chairman and Chief Executive Officer of Sanifill, Inc., an environmental services company. Mr. Bain received a B.B.A. degree from St. Edwards University, a J.D. degree from the University of Texas School of Law and completed Harvard Business School’s Advanced Management Program.

Lance C. Balk, 48, has been a director of the Company since March 2000. Mr. Balk has been a partner of Kirkland & Ellis LLP since 1989, specializing in securities law and mergers and acquisitions. Effective May 5, 2006, he plans to leave Kirkland & Ellis and join Dade Behring, Inc. as Senior Vice President and General Counsel effective May 8, 2006. Dade Behring is a leading supplier of products, systems and services for clinical diagnostics. Mr. Balk received a B.A. degree from Northwestern University and a J.D. degree and a M.B.A. degree from the University of Chicago.

Bryan C. Cressey, 56, has been Chairman of the Board of the Company since 1988 and a director of the Company since 1985. For the past twenty-five years, he has also been a General Partner and Principal of Golder, Thoma and Cressey and Thoma Cressey Equity Partners, both private equity firms. He is also a director of Select Medical Corporation, a public company, and several private companies. Mr. Cressey received a J.D. degree and a M.B.A. degree from Harvard University.

Director, Select Medical Corporation

Michael F.O. Harris, 67, has been a director of the Company since 1985. From 1982 to 2003, Mr. Harris was a Managing Director of The Northern Group, Inc., which acted as Managing General Partner of various investment partnerships that owned several manufacturing companies. Mr. Harris has a B.S. degree from Yale University and a M.B.A. degree from Harvard University.

Glenn Kalnasy, 62, has been a director of the Company since 1985. From February 2002 through October 2003, Mr. Kalnasy served as the Chief Executive Officer and President of Elan Nutrition Inc., a privately held company. From 1982 to 2003, he was a Managing Director of The Northern Group, Inc. Mr. Kalnasy has a B.S. degree from Southern Methodist University.

John M. Monter, 58, had been a director of Belden since 2000 and was appointed to the Company’s Board at the time of the Merger. From 1993 to 1996, he was President of the Bussmann Division of Cooper Industries, Inc. Bussmann manufactures electrical and electronic fuses. From 1996 through 2004, he was President and Chief Executive Officer of Brand Services, Inc. (Brand) and also a member of the board of directors of the parent companies, Brand DLJ Holdings (1996-2002) and Brand Holdings, LLC (2002-present). He was named Chairman of DLJ Holdings in 2001, and Chairman of Brand Holdings LLC in 2002. Since January 1, 2005, he serves as Vice Chairman, Brand Holdings, LLC. Brand is a supplier of scaffolding and specialty industrial services. Mr. Monter received a B.S. degree in journalism from Kent State University and a M.B.A. degree from the University of Chicago.

Bernard G. Rethore, 64, had been a director of Belden since 1997 and was appointed to the Company’s Board at the time of the Merger. In 1995 he became Director, President and Chief Executive Officer of BW/IP, Inc., a supplier of fluid transfer equipment, systems and services, and was elected its Chairman in 1997. In July 1997, Mr. Rethore became Chairman and Chief Executive Officer of Flowserve Corporation, which was formed by the merger of BW/IP, Inc., and Durco International, Inc. In 2000 he retired as an executive officer and director and was named Chairman of the Board, Emeritus. From 1989 to 1995, Mr. Rethore was Senior Vice President of Phelps Dodge Corporation and President of Phelps Dodge Industries. He received a B.A. degree in economics (Honors) from Yale University and a M.B.A. degree from the Wharton School of the University of Pennsylvania.

Director, Dover Corporation and Walter Industries, Inc.

John S. Stroup, 39, was appointed President, Chief Executive Officer and member of the Board effective October 31, 2005. From 2000 to the date of his appointment with the Company, he was employed by Danaher Corporation, a manufacturer of professional instrumentation, industrial technologies, and tools and components. At Danaher, he initially served as Vice President, Business Development. He was promoted to President of a division of Danaher’s Motion Group and later to Group Executive of the Motion Group. Earlier, he was Vice President of Marketing and General Manger with Scientific Technologies Inc. He has a B.S. degree in mechanical engineering from Northwestern University and a M.B.A. from the University of California at Berkeley Haas School of Business.

ITEM II — APPROVE INCREASING THE NUMBER OF AWARDS INDIVIDUAL
PARTICIPANTS MAY RECEIVE UNDER THE CABLE DESIGN TECHNOLOGIES
CORPORATION 2001 LONG-TERM PERFORMANCE INCENTIVE PLAN
(THE “PLAN”) TO AN ANNUAL LIMIT OF 400,000

General

At the time the Plan was originally approved by shareholders in December 2000, the Company was considerably smaller than it is today, and it did not appropriately anticipate the amount of shares that might be required to recruit a CEO from outside the Company. To give greater flexibility to the Compensation Committee in making awards under the Plan and to permit the equity awards to be made to Mr. Stroup pursuant to his employment agreement (discussed below), the Board increased the original annual Plan limit of 100,000 awards per participant to 400,000 awards, subject to obtaining shareholder approval of the increase at this meeting.

Mr. Stroup’s employment agreement provides that, for the three-year period of 2006 through 2008, he will be granted equity awards having a value of not less than $2.5 million per year. In accordance with his agreement, on February 22, 2006, the Compensation Committee awarded him 113,600 Stock Appreciation Rights (“SARs”) and 50,000 Performance Share Units (“PSUs”). The award of 13,600 of these SARs (the amount in excess of the original annual award limit under the Plan) and his entire award of PSUs was conditioned on the Company receiving shareholder approval of increasing the Plan’s individual annual award limit to 400,000 awards.

The increase in the annual award limit requires shareholder approval under the New York Stock Exchange (“NYSE”) rules. If shareholder approval is not obtained, then (i) the portion of Mr. Stroup’s SARs award in excess of the original individual limit of 100,000 awards (i.e., 13,600 SARs) would not be provided, and (ii) his award of PSUs would not be provided under the Plan, but instead Mr. Stroup would be provided with a cash equivalent to such PSU award outside the Plan.

162(m) Considerations

The Company expects that if shareholders approve this proposal, it should permit the exercise of Mr. Stroup’s entire 2006 award of SARs to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code, as amended, and consequently, should permit the Company to deduct any income from the exercise of the SARs as an ordinary business expense and not be subject to the limit of Section 162(m).

Under Section 162(m), the Company’s tax deduction for certain compensation paid to designated executives is limited to $1 million per executive (“Limit”). These executives include the Chief Executive Officer and the next four highest compensated officers of the Company listed in this proxy statement. The Limit applies to all forms of compensation unless such amounts qualify for an exception for “performance-based” compensation.

SARs and stock options will satisfy the requirements for “performance-based” awards and not be subject to the Limit if (i) they are granted by a compensation committee consisting of outside directors; (ii) they are granted under a plan which states the maximum number of shares that may be granted during a specified period to any employee, and which plan received shareholder approval following submission to shareholders; (iii) the SARs and options were issued at a price no lower than the fair market value of the shares on the grant date of the option; and (iv) under their terms, the amount of compensation the participant could receive is based solely on an increase in value of the underlying stock after the grant date.

The Plan prohibits option and SAR repricing and option and SAR grants at less than fair market value without shareholder approval.

The proposed change to the Plan’s individual annual award limit would apply to Mr. Stroup’s 2006 awards and to future awards under the Plan.

Performance Goals

The performance goals established by the Committee for the PSUs awarded to Mr. Stroup and other executive officers for the 2006 performance period are objective financial goals. The financial performance goals are based on Company earnings per share from continuing operations (80%) and Company working capital as a percentage of revenues (20%). The Compensation Committee may adjust these to reflect unusual or unexpected corporate events. See below under the caption “2006 Awards” for the 2006 equity awards made to Mr. Stroup and the other named executives officers.

2006 Awards

In February 2006, the Compensation Committee granted to eligible participants (including Mr. Stroup) 445,700 awards under the Plan — 315,600 SARS, 63,700 restricted stock units (“RSUs”) and 66,400 PSUs. All PSUs were awarded to executive officers. These awards represented 1.04% of outstanding shares on the record date (April 3, 2006). The following individual awards were made to the current named officers: Mr. Stroup, 113,600 SARs and 50,000 PSUs; Mr. Sheehan, 6,400 SARs, 2,800 PSUs, and 3,400 RSUs; Mr. Rose, 6,400 SARs, 2,800 PSUs, and 3,400 RSUs; and Mr. Bloomfield, 5,600 SARs, 2,400 PSUs, and 3,000 RSUs.

The SARs were issued at the average of the high and low price of Company stock on February 22, 2006 ($25.805). They will vest in equal amounts over three years and will expire ten years after the grant date. Upon exercise, the participant will receive in Company stock the excess of fair market value per share at the time of exercise over the exercise price, times the number of shares subject to the SAR. The RSUs vest after three years, are subject to forfeiture if the participant were to voluntarily leave the Company before the prescribed period, and upon vesting, are payable in Company stock. The number of shares actually awarded to participants under the PSUs will be based on the attainment of 2006 financial performance goals, and if actual performance exceeds performance goals by 120% or more of target levels, would result in a maximum award of shares in an amount of one and a half (1.5) times the number of PSUs granted; however no shares will be awarded if actual performance is less than 80% of target levels. Any shares so awarded will be RSUs which will then vest in equal amounts over a two-year period but are subject to forfeiture should the participant voluntarily leave the Company. The performance goals for the named officers (including Mr. Stroup) are discussed above under the caption “Performance Goals.” As of March 1, 2006, the Plan had 2,274,541 shares in reserve (this assumes all of Mr. Stroup’s 2006 award will remain under the Plan, which assumes shareholder approval of the increase in the Plan limit).

The Belden CDT board of directors unanimously recommends a vote “for” the proposal.

Summary of Plan

General.  The Plan provides for the granting to key employees, directors and other individuals who perform services for the Company (“Participants”) the following types of incentive awards: stock options, SARs, restricted stock, performance grants and other types of awards that the Board of Directors or the Compensation Committee deems to be consistent with the purposes of the Plan.

Assuming shareholder approval of the proposal at this meeting, the Plan prohibits individual annual awards of stock options, SARs, restricted stock or performance grants in excess of 400,000 shares or units. The Plan affords the Company latitude in tailoring incentive compensation to support corporate and business objectives, and to anticipate and respond to a changing business environment and competitive compensation practices.

Plan Administration.  The Plan is administered by the Compensation Committee and the Committee has the exclusive authority to select Plan participants and to determine the type, size and terms of each award, to modify the terms of awards, to determine when awards will be granted and paid, and to make all other determinations which it deems necessary or desirable in the interpretation and administration of the Plan.

With some exceptions, including termination of employment as a result of death, disability or retirement, or except as otherwise determined by the Committee, rights to these forms of contingent compensation are forfeited if a recipient’s employment or performance of services terminates within a specified period following the award. Generally, a Participant’s rights and interests under the Plan will not be transferable except by will or by the laws of descent and distribution.

Awards under the Plan

Options:  The Committee may grant non-qualified stock options and incentive stock options (“ISO”) at a price fixed by the Committee. The option price may not be less than the fair market value of the Company’s stock on the grant date and for ISOs issued to an employee owning more than ten percent of the voting power of the Company’s stock, may not be less than 110% of fair market value of the Company’s stock on the grant date.

Options generally will expire not later than ten years after the date on which they are granted. Options will become exercisable at such times and in such installments as the Committee shall determine.

Payment of the option price must be made in full at the time of exercise in such form (including cash, common stock of the Company or the surrender of another outstanding award or any combination thereof) as the Committee may determine.

SARs:  A SAR (or stock appreciation right) entitles the holder to receive cash or common stock (or combination thereof) equal to the difference between the exercise price or option price per share and the fair market value per share at the time of such exercise, times the number of shares subject to the SAR or option or other award, or portion thereof, which is exercised. The Plan prohibits SARs issued below the fair market value of the Company stock on the grant date.

Restricted Stock Awards.  A restricted stock award, or restricted stock unit (“RSU”), is an award of a given number of shares, or a right to receive a given number of shares, which are subject to a restriction against transfer and to a risk of forfeiture during a period set by the Committee. During the restriction period, a participant may have the right to receive dividends on the shares, payment of which may be deferred until the restricted stock vests.

Performance Grants:  Performance grants are awards whose final value, if any, is determined by the degree to which specified performance objectives have been achieved during an award period set by the Committee, subject to such adjustments as the Committee may approve based on relevant factors. The Committee may determine performance measures based on measures of industry, Company, unit or Participant performance (or any combination of the foregoing) and the Committee may adjust these as it deems appropriate.

A target value of an award is established (and may be amended thereafter) by the Committee and may be a fixed dollar amount, an amount that varies from time to time based on the value of a share of common stock, or an amount that is determinable from other criteria specified by the Committee. Payment of the final value of an award is made as promptly as practicable after the end of the award period or at such other times as the Committee may determine.

Adjustments

Upon the liquidation or dissolution of the Company, all outstanding awards under the Plan shall terminate immediately prior to the consummation of such liquidation or dissolution, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, all restrictions on any outstanding awards shall lapse and Participants will be entitled to the full benefit of such awards immediately prior to the closing date of such sale or merger, unless otherwise provided by the Committee.

Amendments

The Board of Directors or the Committee may amend or terminate the Plan, except that no amendment shall become effective without the prior approval of the Company’s stockholders if such approval is necessary for compliance with the performance-based compensation exception of Section 162(m) of the Internal Revenue Code, under the Incentive Stock Options provisions of Section 422 of the Internal Revenue Code or by any NYSE listing requirements. Furthermore, any termination may not materially and adversely affect any outstanding right or obligation under the Plan without the affected Participant’s consent.

Termination

By its terms, the Plan will expire on December 6, 2010, ten years from the date that the Plan was initially approved by the Company’s shareholders. However, prior to such expiration, the Plan permits the Company’s Board to extend the Plan for up to an additional five years.

Reserve Under the Plan

At March 1, 2006, the Plan had 2,274,541 shares in reserve (this assumes all of Mr. Stroup’s 2006 award will remain under the Plan, which assumes shareholder approval of the increase in the Plan limit).

U.S. Federal Tax Consequences Under the Plan

Federal Income Tax Consequences — Incentive Stock Options.  The grant of incentive stock options to an employee does not result in any income tax consequences. The exercise of an incentive stock option does not result in any income tax consequences to the employee if the incentive stock option is exercised by the employee during his employment with the Company or a subsidiary, or within a specified period after termination of employment due to death or retirement for age or disability under then established rules of the Company. However, the excess of the fair market value of the shares of stock as of the date of exercise over the option price is a tax preference item for purposes of determining an employee’s alternative minimum tax. An employee who sells shares acquired pursuant to the exercise of an incentive stock option after the expiration of (i) two years from the date of grant of the incentive stock option, and (ii) one year after the transfer of the shares to him (the “Waiting Period”) will generally recognize long-term capital gain or loss on the sale.

An employee who disposes of his incentive stock option shares prior to the expiration of the Waiting Period (a “Disqualifying Disposition”) generally will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of the lesser of (i) the fair market value of the shares as of the date of exercise or (ii) the amount realized on the sale, over the option price. Any additional amount realized on a Disqualifying Disposition should be treated as capital gain to the employee, short- or long-term, depending on the employee’s holding period for the shares. If the shares are sold for less than the option price, the employee will not recognize any ordinary income but will recognize a capital loss, short- or long-term, depending on the holding period.

The Company will not be entitled to a deduction as a result of the grant of an incentive stock option, the exercise of an incentive stock option, or the sale of incentive stock option shares after the Waiting Period. If an employee disposes of his incentive stock option shares in a Disqualifying Disposition, the Company will be entitled to deduct the amount of ordinary income recognized by the employee.

Federal Income Tax Consequences — Non-Qualified Stock Options.  The grant of NSO’s under the Plan will not result in the recognition of any taxable income by the participants. A participant will recognize income on the date of exercise of the non-qualified stock option equal to the difference between (i) the fair market value on the date the shares were acquired, and (ii) the exercise price. The tax basis of these shares for purposes of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the option. The income reportable on exercise of the option by an employee is subject to federal and state income and employment tax withholding.

Generally, the Company will be entitled to a deduction in the amount reportable as income by the participant on the exercise of a non-qualified stock option.

Federal Income Tax Consequences — Stock Appreciation Rights and Performance Shares.  Stock Appreciation Rights and Performance Share awards involve the issuance of shares or the payment of cash, without other payment by the recipient, as additional compensation for services to the Company. The recipient will recognize taxable income equal to cash received or the fair market value of the shares on the date of the award, which becomes the tax basis in a subsequent sale. Generally, the Company will be entitled to a corresponding deduction in an amount equal to the income recognized by the recipient.

Federal Income Tax Consequences — Restricted Stock Grants.  Restricted stock granted under the Incentive Plan generally will not be taxed to the recipient, nor deductible by the Company, at the time of grant. On the date the restrictions lapse and the shares become transferable or not subject to a substantial risk of forfeiture, the recipient recognizes ordinary income equal to the excess of the fair market value of the shares on that date over the purchase price paid for the stock, if any. The participant’s tax basis for the shares includes the amount paid for the shares and the ordinary income recognized. Generally, the Company will be entitled to a deduction in an amount of income recognized by the recipient.

The discussion set forth above is intended only as a summary and does not purport to be a complete enumeration or analysis of all potential tax effects relevant to recipients of awards under the Plan. Accordingly, all award recipients are advised to consult their own tax advisors concerning the federal, state, local and foreign income and other tax considerations relating to such awards and rights thereunder.

Incorporation by Reference.  The foregoing is only a summary of the Plan and is qualified in its entirety by reference to the full text of the amended Plan, a copy of which is attached hereto as Appendix II.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2005 with respect to the shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans.

	A		B	C
				Number of Securities
				Remaining Available for
	Number of Securities			Future Issuance Under
	to be Issued Upon		Weighted Average	Equity Compensation Plans
	Exercise of		Exercise Price of	(Excluding Securities
Plan Category	Outstanding Options		Outstanding Options	Reflected in Column A)

Equity Compensation Plans Approved by Stockholders (1)	3,617,722	(3)	$24.19	2,718,212	(5)
Equity Compensation Plans Not Approved by Stockholders (2)	1,112,434	(4)	$23.077	0

Total	4,730,156			2,718,212

(1)	Consists of the Belden Inc. Long-Term Incentive Plan (the “1993 Belden Plan”); the Belden Inc. 2003 Long-Term Incentive Plan (the “2003 Belden Plan”); the Cable Design Technologies Corporation Long-Term Performance Plan (the “CDT Plan”); the Cable Design Technologies Corporation Supplemental Long-Term Performance Incentive Plan (the “CDT Supplemental Plan”); and the Cable Design Technologies Corporation 2001 Long-Term Performance Incentive Plan (the “2001 CDT Plan”). The 1993 Belden Plan, the CDT Plan and the CDT Supplemental Plan have expired or have been terminated, but stock option awards remain outstanding under these plans. No further awards will be issued under the 2003 Belden Plan.

(2)	Consists of the Cable Design Technologies Corporation 1999 Long-Term Performance Incentive Plan (the “1999 CDT Plan”) and the Executive Employment Agreement between the Company and John Stroup dated September 26, 2005 (the “Executive Employment Agreement”). The Company has terminated the 1999 CDT Plan but stock option awards remain outstanding under it. The Executive Employment Agreement, effective October 31, 2005, provided for, among other things, the award to Mr. Stroup of 451,580 stock options and 150,526 restricted stock units to compensate him for the “in the money” value of his unvested options and unvested restricted stock that he forfeited upon leaving his prior employer and as a further inducement to leave his prior employment. 100,000 of such stock options were granted under the 2001 CDT Plan; the remaining stock options and all of the restricted stock units were granted outside of any long-term incentive plan. Starting in 2006, Mr. Stroup participates in the Company’s long-term incentive plans. For the three-year period through 2008, the Executive Employment Agreement provides for him to be granted equity awards in the form of stock options and restricted stock units (unless Mr. Stroup and the Compensation Committee agree to other awards) having a value of not less than $2.5 million per year, at least 50% of the value of which would be as restricted stock units. These awards would be issued under the 2001 CDT Plan to the extent the limits of such plan so permit; any amount in excess of such limits would be awarded in cash (e.g., as cash-based phantom stock and stock appreciation rights). The Executive Employment Agreement is included as an Exhibit to the Company’s Form 8-K, filed on September 27, 2005.

(3)	Consists of 2,253,915 shares under the 1993 Belden Plan; 393,923 shares under the 2003 Belden Plan; 26,195 shares under the CDT Plan; 275,939 shares under the CDT Supplemental Plan; and 667,750 shares under the 2001 CDT Plan. All of these shares pertain to outstanding stock options. Of these stock options issued under the 1993 Belden Plan and the 2003 Belden Plan, 2,431,171 were assumed by the Company in connection with the merger involving Cable Design Technologies Corporation and Belden Inc., at a weighted average exercise price of $25.166.

(4)	Consists of 610,328 shares under the 1999 CDT Plan (all pertaining to outstanding stock options) and 502,106 shares (351,580 stock options and 150,526 restricted stock units) under the Executive Employment Agreement. The weighted average exercise price does not take into account Mr. Stroup’s restricted stock units.

(5)	Consists of 2,718,212 shares under the under the 2001 CDT Plan.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of Belden CDT common stock beneficially owned (unless otherwise indicated) by our directors, the executive officers named in the Summary Compensation Table below and the directors and named executive officers as a group. Except as otherwise noted, all information is as of March 1, 2006.

BENEFICIAL OWNERSHIP TABLE OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

	Number of Shares
	Beneficially		Acquirable	Percent of Class
Name	Owned(1)(2)(3)		Within 60 Days(4)	Outstanding(5)

Lorne D. Bain	12,800		4,000	*
Lance Balk	11,854		11,000	*
Kevin Bloomfield	41,814		118,667	*
Christopher I. Byrnes	10,500		4,000	*
Bryan C. Cressey	97,189		14,000	*
C. Baker Cunningham	181,143		530,000	1.67
Michael F. O. Harris	23,753		12,000	*
Glenn Kalnasy	15,404		11,000	*
Robert W. Matz	18,366		53,000	*
John M. Monter	13,100		4,000	*
Richard K. Reece	57,862	(6)	7,667	*
Bernard G. Rethore	14,100	(7)	4,000	*
D. Larrie Rose	25,623		79,667	*
Peter Sheehan	6,564		41,517	*
John Stroup	150,828			*

All directors and named officers as a group (15 persons)	680,900		894,518	3.70
* Less than one percent

(1)	The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Some directors and executive officers disclaim beneficial ownership of some of the shares included in the table, as indicated below:

•	Mr. Cressey — does not include shares held by the Bryan and Christina Cressey Foundation. Mr. Cressey is the President of the foundation and disclaims any beneficial ownership of the shares owned by the foundation.

(2)	For executive officers, the number of shares listed includes the following interest in shares held in the Company’s 401 (k) savings plans as of January 18, 2006 (Mr. Cunningham’s and Mr. Reece’s values were as of June 30, 2005): Mr. Stroup — 194 shares; Mr. Cunningham — 4,523 shares; Mr. Sheehan — 409 shares; Mr. Matz — 1,860 shares; Mr. Rose — 4,473 shares; Mr. Bloomfield — 4,566 shares; Mr. Reece — 4,596 shares; and all named executive officers as a group — 20,621 shares.

(3)	For executive officers, the number of shares listed includes unvested restricted stock awards granted under the Company’s long-term incentive plans and, for Mr. Stroup, employment inducement RSU awards granted outside such plans: Mr. Stroup — 150,828 RSUs; Mr. Sheehan — 2,359 shares; Mr. Rose — 8,236 shares; Mr. Bloomfield — 9,281 shares; Mr. Reece — 2,907 shares; and all named executive officers as a group — 173,611 RSUs and shares.

(4)	Reflects the number of shares that could be purchased by exercise of options available at March 1, 2006, or within 60 days thereafter, under the Company’s long-term incentive plans. See Summary Compensation Table below and footnotes (3) and (4) of Summary Compensation Table for amounts and terms of the restricted shares, RSUs, and options. Table does not include any long-term compensation awards made in 2006.

(5)	Based on the number of shares outstanding at March 1, 2006 — i.e., 42,633,092 (this number does not include Mr. Stroup’s RSUs which do not have voting rights before vesting).

(6)	For Mr. Reece, based on his last Form 4 filed with the SEC on December 1, 2005.

(7)	Includes 9,600 shares held in trust.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of filings with the Securities and Exchange Commission and other reports submitted by our directors and officers, we believe that all of our directors and executive officers complied during 2005 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, with the exception of Mr. Rose, who filed a Form 4 to reflect the sale of 1,249 shares 11 days after the sale.

BENEFICIAL OWNERSHIP TABLE OF SHAREHOLDERS
OWNING MORE THAN FIVE PERCENT

The following table shows information regarding those shareholders known to the Company to beneficially own more than 5% of the outstanding Belden shares for the period ending on December 31, 2005.

	Amount and Nature		Percent of
Name and Address	of Beneficial		Outstanding
of Beneficial Owner	Ownership		Common Stock

FMR Corp.	4,211,535	(1)	9.718%
82 Devonshire Street
Boston, MA 02109
T. Rowe Price Associates, Inc.	3,525,813	(2)	8.1%
100 E. Pratt Street
Baltimore, Maryland 21202
Dimensional Fund Advisors Inc.	2,475,277	(3)	5.71%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

(1)	Information based on Schedule 13G/A filed with the SEC by FMR Corp. on February 14, 2006, reporting sole voting power over 70,500 shares and sole dispositive power over 4,211,535 shares.

(2)	Information based on a Schedule 13G/A filed with the SEC by T. Rowe Price Associates, Inc. on February 14, 2006, reporting sole voting power over 880,150 shares and sole dispositive power over 3,525,813 shares.

(3)	Information based on a Schedule 13G/A filed with the SEC by Dimensional Fund Advisors Inc. on February 6, 2006, reporting sole voting and dispositive power over 2,475,277 shares.

In addition, at December 31, 2005, Prudential Bank & Trust, FSB, as Trustee of the Belden CDT Inc. Retirement Savings Plan, held of record 1,049,024 shares, and as Trustee of the Belden Communications Company Occupational Employees Plan, held of record 2,635 shares, the aggregate of which represents 2.47% of common stock outstanding on March 1, 2006.

EXECUTIVE COMPENSATION

Report of the Compensation Committee on
Executive Compensation

The Committee determines, approves and reports to the Board on all elements of compensation for the Company’s executive officers. The Committee also reviews and approves corporate goals relevant to compensation and evaluates the performance of all executive officers. The Company has on its website, www.BeldenCDT.com, the Committee’s charter, which sets out its duties and responsibilities. The Committee has retained an independent compensation consultant specializing in executive compensation, who reports directly to the Committee, to provide expertise on various matters coming before the Committee.

Philosophy

In 2005, the Committee revised the Company’s compensation philosophy to reflect the Company’s strategic direction and desired organizational culture. The primary goal of the Company’s compensation program is to attract, motivate and retain the key talent needed to maximize shareholder value over time. A secondary goal is to provide significant rewards to those individuals for achieving solid returns to shareholders.

To achieve these objectives, total direct compensation (the sum of base salary, annual cash incentive awards and long-term incentive awards) is generally targeted at the 50th percentile of the relevant peer group at expected performance levels. Total direct compensation for Mr. Stroup is targeted at approximately the 75th percentile of the relevant peer group. As it sought candidates for the position, the Company determined that this level of compensation was needed to recruit an outside candidate with the appropriate background for the CEO position. Annual cash incentive awards and long-term incentive plan payouts can, however, result in compensation above or below the 50th percentile (the 75th percentile in the case of Mr. Stroup) based on Company and individual performance.

The long-term incentive program is designed to align the interests of management with shareholders’ interests, but also is designed to consider “best practices.” The Committee also considers share usage and potential cost based on Company peer comparisons. Annual cash incentives are designed to encourage a post-merger integrated company approach and motivate participants to achieve Company goals.

For 2006, the Committee further refined the Company’s compensation philosophy to enhance individual accountability through a new performance evaluation program. Participants are measured and rewarded based on operations they can influence and for achieving their performance commitments. Participants, including the CEO, will be given a performance evaluation that will influence their compensation.

To assess competitiveness of compensation for the named officers, the Company compares each officer’s compensation to both peer group and survey data. The comparisons focus on base salary, annual cash bonus, and long-term incentive awards. For the 2005 assessment, the peer group consisted of twenty companies that are included in the Dow Jones Electronic & Electrical Equipment Industry Index (the “Dow Index”). The peer companies were chosen because they are similar to the Company with respect to market capitalization, revenue and industry focus. The Company has begun using the Dow Index for the Company’s Performance Graph (noted below).

Salary

Base salaries are reviewed annually; they are determined and adjusted based on individual performance, the competitive market, executive experience and internal equity. Except for Mr. Stroup, salaries paid to the named executive officers for the past three years are shown in the Summary Compensation Table noted below. With respect to Mr. Stroup, effective with his appointment as President and CEO as of October 31, 2005, he began receiving a base salary of $600,000 per year.

Annual Cash Incentive Program

For 2005, the Company’s annual cash incentive program permitted eligible management to receive an annual incentive cash bonus of up to 100% of his or her base salary mid-point (or base salary) based on the achievement of predetermined performance criteria. At the target level, a participant may receive a bonus of 50% of the base salary mid-point (or base salary), and at the maximum level a bonus of 100% of the base salary mid-point (or base salary). The criteria for the named officers (excluding Mr. Stroup) were based solely on achieving working capital (33%) and earnings per share (67%) goals.

At its February 2006 meeting, the Committee reviewed and approved bonus payouts for 2005. For the year, the Company met 70.7% of its weighted average target working capital goal (measured as a percent of revenues) and its target earnings per share goal. The working capital and earnings per share amounts were adjusted to reflect certain unusual or unexpected corporate events that occurred during the year.

Pursuant to his employment agreement, Mr. Stroup became entitled to participate in the Company’s annual cash incentive program with his appointment as President and CEO on October 31, 2005. His annual target bonus is 100% of his base salary. For 2005, he received a cash bonus of $280,000. Of this amount, $180,000 represents what he expected to receive for the pro-rated period through October 31, 2005 under the cash bonus plan of his former employer. The other $100,000 represents a pro-rated portion of his 2005 target bonus under the Company’s plan for the two months (i.e., November and December — $50,000 per month) remaining in 2005 in which he was employed by the Company.

Long-Term Incentive Awards

The Company’s long-term incentive plan authorizes the Committee to grant various equity awards, including stock options, stock appreciation rights (“SARs”), performance stock and restricted shares. On March 30, 2005, the Committee made 562,000 awards of stock options to key management, including the named executive officers (other than Mr. Stroup whose equity awards are discussed below). See Securities Underlying Options column of Summary Compensation Table noted below for grants to each named officer. The exercise price for the stock options was the fair market value of the Company’s stock on the grant date, and the options vest in equal amounts over three years and expire in ten years. For the 2006 awards, the Compensation Committee granted time vested SARs, restricted stock units (“RSUs”) and performance stock. See Item II under the caption 2006 Awards for a summary of these awards.

As of the date of his appointment, Mr. Stroup was awarded a combination of stock options and restricted stock unit awards (“RSUs”) to compensate him for the “in the money” value of his unvested options and unvested restricted stock that he forfeited upon leaving his former employer and as a further inducement to accept employment with the Company. He received 451,580 non-qualified options with an exercise price equal to the fair market value of the Company’s stock on the grant date ($19.93). The options vest in equal installments over three years and expire in ten years. The RSUs (150,526) vest in five years and will be paid in Company stock upon vesting. Because of the individual annual limit of 100,000 shares under the Company’s long-term incentive plan in effect at the time of the grant, 351,580 options and all of the RSUs were granted outside of the plan as “employment inducement awards” in accordance with the NYSE rules.

Mr. Stroup’s employment agreement provides that for the three-year period of 2006 through 2008, he will receive equity awards under the Company’s equity plans having a value of not less than $2.5 million per year (“Initial Term Awards”). Pursuant to his employment agreement, the Compensation Committee, at its February 22, 2006 meeting, granted Mr. Stroup 113,600 SARs, and 50,000 PSUs (assuming target performance). The SARs were issued at the fair market value of the Company’s stock on the grant date ($25.805). They will vest in equal amounts over three years and will expire ten years after the grant date. Upon exercise, Mr. Stroup will receive the excess of fair market value per share at the time of exercise over the exercise price, times the number of shares subject to the SAR. The excess will be paid in Company stock. The number of shares Mr. Stroup will receive under his PSUs will be based on the attainment of 2006 financial performance. The shares so awarded will be RSUs which will then vest in equal amounts over a two-year period but are subject to forfeiture should Mr. Stroup voluntarily leave the Company. The performance goals the Compensation Committee has established for Mr. Stroup for the 2006 performance period are based on Company earnings per share from continuing operations (80%) and Company working capital as a percentage of revenues (20%). The Compensation Committee may adjust these to reflect unusual or unexpected corporate events. If the Company’s performance is at target levels, Mr. Stroup will receive 50,000 shares. Mr. Stroup may receive a maximum of 75,000 shares when Company performance is at 120% or more of target levels and will receive no shares if Company performance is less than 80% of target levels.

The Company has agreed to use reasonable efforts to obtain shareholder approval at this meeting to amend its long-term incentive plan to approve the individual annual award limit of 400,000 awards that the Board has previously approved to facilitate the grant of Mr. Stroup’s awards under the plan. If the Company does not receive shareholder approval, Mr. Stroup’s award of 50,000 PSUs will be payable in a cash equivalent outside the Plan rather than stock.

Cash Long-Term Performance Plan

In 2003, Belden Inc. adopted a cash long-term performance plan having performance cycles of four years (with new cycles beginning each year). Following the Merger, the Committee decided to discontinue the plan prospectively. Two performance cycles were granted in 2003 and 2004 prior to the plan’s discontinuance. Twenty managers from the Belden legacy operations participate in the 2003 cycle and twenty-one managers participate in the 2004 cycle. Of the named officers, only Messrs. Rose and Bloomfield currently participate. With respect to the two accruing cycles, performance measures are based on the average annual growth rate of EBITDA. Starting in 2007, cash awards can be made under the plan if the performance criteria are met. Cash awards can be made in 2008 if the same criteria are met. The Company estimates that if target levels of performance are achieved for current participants approximately $955 thousand will be payable to all remaining participants for the 2003 cycle and $975 thousand will be payable for the 2004 cycle. Thereafter, the plan will terminate.

Retention and Integration Awards Program

The Merger constituted a change of control for purposes of stock options under the Belden and CDT plans, and all restricted stock grants under the Belden and CDT plans became fully vested except that each of the named executive officers (other than Mr. Stroup who was not appointed President and CEO of the Company until October 2005) waived the lapse of restrictions on his restricted stock in connection with the Merger in consideration of his participating in a retention and integration awards program. Each officer also agreed to amend his change of control agreement to remove (with respect to the Belden named-officers) the provision regarding the unilateral right of termination with respect to the Merger.

The value of each payment with respect to the retention and integration award equals 110% of the executive’s salary. Fifty percent of the value relating to the retention and integration awards is paid in the form of cash and the remaining fifty percent, in shares of restricted stock of the Company, with the value of Company stock being determined on the Merger date. The awards are paid (or in the case of restricted stock, vest) in three installments: one-third upon each of the consummation of the Merger and the first and second anniversaries of the consummation of the Merger, in each case if the executive is still employed by the Company on those dates. Each named officer received the first payment upon completion of the Merger and the second payment on the first anniversary of the Merger (July 15, 2005). Mr. Cunningham’s award was based on 140% of his salary and has been fully paid.

The retention and integration awards agreement of each executive officer also provides that if the officer’s employment is terminated after the Merger by the Company without cause or by the employee for good reason (as such terms are defined in the officer’s change of control agreement), immediately prior to the effective time of such termination (i) any unvested restricted stock (other than unvested restricted stock awarded under the retention and integration awards agreement) will vest and (ii) any unvested stock options will vest and the officer may exercise all outstanding stock options (subject to the terms of such options) for twelve months following such termination of employment.

Stock Ownership Guidelines

In furtherance of aligning senior management’s interest with shareholders’ interest, the Committee in 2005 approved stock ownership guidelines for officers (including the named officers). Each officer must own Company stock equal to two times his or her base salary. An officer will have five years to meet this requirement but must acquire at least twenty percent of the required amount each year over the five-year period.

Chief Executive Officer Compensation

All elements of compensation for Mr. Stroup, including base salary, bonus and long-term incentives, are reviewed and approved solely by the Committee.

In connection with his appointment, Mr. Stroup entered into an executive employment agreement with the Company, effective October 31, 2005. The following is a summary of certain provisions of his agreement. The agreement is included as Exhibit 10.1 in the Company’s Form 8-K, filed on September 27, 2005, and should be read in its entirety for a complete description of Mr. Stroup’s employment terms. The agreement’s initial term is for three years. Mr. Stroup’s base salary of $600,000 per year is subject to annual review; he is entitled to participate in the Company’s annual cash incentive plan; and his annual target bonus will be 100% of his base salary. See above under the captions “Annual Cash Incentive Program” and “Long-Term Incentive Awards” for a discussion of Mr. Stroup’s 2005 annual cash incentive award and equity grants.

Should Mr. Stroup terminate his employment (for any reason before a change of control of the Company or, after a change of control, without good reason), he will be entitled to receive any accrued salary and benefits. He will forfeit all unvested equity awards. If the Company terminates his employment for cause, Mr. Stroup will be entitled to any accrued salary and benefits, and all vested and unvested equity awards will be forfeited and cancelled. If the Company terminates Mr. Stroup’s employment without cause, he will be entitled to, among other things, (i) severance equal to the product of the sum of his base salary and annual target bonus, times 1.5, (ii) a pro-rated annual bonus for the current year; (iii) accelerated vesting of his equity awards granted on the date of his appointment (October 31, 2005); and (iv) accrued salary and benefits.

Under Mr. Stroup’s agreement, a change of control generally will occur when a person acquires more than 50% of the outstanding shares of the Company’s stock or a majority of the Board consists of individuals who were not approved by the Board. In such event, all unvested options and RSUs granted on the date of his appointment will become vested, exercisable and payable. Following a change of control and during the two-year period thereafter, if Mr. Stroup’s employment is involuntarily terminated without cause or he elects to terminate it for good reason, he generally will receive all amounts provided for in the event of a termination without cause; however, severance will be based on a multiple of 2.0 and all equity awards would be fully vested. Good reason includes an event where his duties are “negatively and materially changed.”

If the payments would constitute an “excess parachute payment” pursuant to the Internal Revenue Code Section 280G and the present value of such payments is more than 110% of the threshold at which such amounts becomes an excess parachute payment, Mr. Stroup will be entitled to a gross-up payment to cover his excise tax liability. Should Mr. Stroup leave the Company for any reason, his employment agreement precludes him from competing with the Company or soliciting any Company employees for 18 months (24 months during any two-year period following a change of control). His agreement also provides that he will be entitled to participate in all Company employee benefit plans available to senior executives.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of non performance-based compensation in excess of $1 million paid to the executive officers named in the compensation table. Although the Committee considers this provision when reviewing executive compensation, the Committee uses sound business judgment to determine whether specific compensation programs are appropriate — even though certain elements may not meet the performance criteria under the tax code provision.

Glenn Kalnasy (Chair)
Lance Balk
Christopher I. Byrnes
John M. Monter

Summary Compensation Table

				Long-Term Compensation Awards
				Restricted	Securities
	Award Compensation			Stock	Underlying	All
		Salary(1)	Bonus(2)	Awards(3)	Options(4)	Other(5)
Name and Principal Position	Year	($)	($)	($)	(#)	($)

John Stroup	2005	102,308	280,000	2,999,983	451,580	11,768
President and	—	—	—	—	—	—
Chief Executive Officer	—	—	—	—	—	—
C. Baker Cunningham	2005	552,179	535,320	—	120,000	4,724,345
President and	2004	638,025	781,100	765,913	50,000	356,699
Chief Executive Officer	2003	618,397	350,000	337,500	50,000	27,828
Peter Sheehan	2005	305,000	108,500	—	23,000	68,670
Vice President, Operations and	2004	280,743	171,278	96,698	—	132,396
President of Electronics	2003	268,790	27,840	—	7,850	36,600
Robert W. Matz	2005	305,000	108,500	—	23,000	77,478
Vice President, Operations and	2004	260,038	208,900	196,168	10,000	154,922
President of Networking	2003	218,333	115,000	81,000	10,000	85,269
D. Larrie Rose	2005	310,769	108,500	—	23,000	125,875
Vice President, Operations and	2004	281,288	208,900	207,176	10,000	159,568
President of European Operations	2003	253,141	115,000	81,000	10,000	80,470
Kevin L. Bloomfield	2005	270,500	92,200	—	20,000	62,892
Vice President, Secretary	2004	260,000	178,800	228,251	12,000	119,219
and General Counsel	2003	250,000	105,000	94,500	12,000	11,250
Richard K. Reece	2005	312,500	—	—	23,000	719,050
Vice President, Finance and	2004	330,000	230,700	292,417	15,000	151,691
Chief Financial Officer	2003	320,000	136,000	121,500	15,000	39,961

(1)	Salaries are amounts actually received. Mr. Stroup’s compensation information is for the period of October 31, 2005 (the date of his appointment) through December 31, 2005 and is based on an annual salary of $600,000. The aggregate amount of perquisites and other personal benefits for any named executive does not exceed $50,000 or 10% of the total annual salary and bonus for any such named executive and, therefore, such items have been excluded.

(2)	For 2005, determined by the Compensation Committee at its February 22, 2006 meeting. Mr. Cunningham’s bonus was paid at the time of his leaving the Company in accordance with his separation agreement. Mr. Reece’s severance payment under his separation agreement included a component based on his 2004 bonus. See footnote 5 and under the caption “Certain Change in Control Arrangements and Other Matters” for a summary of Mr. Cunningham’s and Mr. Reece’s separation arrangements.

(3)	The following is a summary of the restricted stock grants awarded to the named officers. With respect to the 2005 grant of restricted stock units (RSUs) to Mr. Stroup, the figures in this column reflect the closing price of Belden CDT shares on October 31, 2005 ($19.93), the grant date. With respect to the 2003 restricted stock grants to Messrs. Cunningham, Matz, Rose, Bloomfield and Reece, the figures in this column reflect the closing price of Belden shares ($13.50 per share) on February 18, 2003, the effective grant date price. With respect to (i) the 2004 restricted stock grants to Messrs. Cunningham, Matz, Rose, Bloomfield and Reece, the figures in this column reflect the closing price of Belden shares ($19.25) on February 23, 2004, the effective grant date price and (ii) the restricted stock awarded to Messrs. Cunningham, Sheehan, Matz, Rose, Bloomfield and Reece pursuant to their retention and integration awards agreement (which were entered into at the time of the Merger), the closing price of Belden CDT shares ($20.50) on July 15, 2004. A summary of the retention and integration award agreements are set out below under the caption “Certain Change in Control Arrangements and Other Matters.” All restricted stock and RSU awards are subject to forfeiture in the event the individual does not remain employed by the Company for a prescribed period. For the RSUs, the prescribed period is five years from the effective date of Mr. Stroup’s employment with the Company per his Executive Employment Agreement (October 31, 2005). For all restricted stock awards (other than those provided under the retention and integration awards agreements) the prescribed period is three years from the grant date. The restricted stock granted under a retention and integration awards agreement is paid in three installments: one-third upon each of the consummation of the Merger, and the first and second anniversary of the consummation of the Merger, provided the named officer is still employed by the Company. The retention and integration awards agreements also provide that if the officer’s employment is terminated after the Merger by the Company without cause or by the officer for good reason (as those terms are defined in the officer’s change of control agreement), immediately prior to the effective time of such termination any unvested restricted stock (other than unvested restricted stock awarded under the retention and integration awards agreements) will vest. The following chart shows the number and value of the restricted stock and RSUs at the end of 2005 at the closing price of Belden CDT shares on December 31, 2005 ($24.43) for the named officers. See footnote 5 and under the caption “Certain Change in Control Arrangements and Other Matters” for a summary of Mr. Cunningham’s, Mr. Matz’s and Mr. Reece’s separation arrangements, which includes a summary of the disposition of their restricted stock.

	2003 Grant		2004 Grant		2005 Grant
	No.	($)	No.	($)	No.	($)

John Stroup					150,526	3,677,350
Peter Sheehan			2,359	57,630
Robert W. Matz	6,000	146,580	7,968	194,658
D. Larrie Rose	6,000	146,580	8,236	201,205
Kevin L. Bloomfield	7,000	171,010	9,281	226,735
Richard K. Reece	9,000	219,870	2,907	71,018

Dividends on restricted stock accumulate and become payable after the applicable vesting period. Dividends on Mr. Stroup’s RSUs are payable quarterly in the form of additional RSUs. The dividend rate on the shares of restricted stock and RSUs is the dividend rate payable on all outstanding shares of Company common stock.

(4)	All unvested stock options granted prior to the Merger (July 15, 2004) became vested as of the Merger. The 2005 option awards were made on March 30, 2005 for the named officers, except for Mr. Stroup, at an exercise price of $22.66. Mr. Stroup’s 2005 option awards were made on October 31, 2005 at an exercise price of $19.93. All 2005 option awards vest equally over three years and expire ten years after the grant date. For the 2003 grants, the exercise price of the options for Messrs. Matz, Rose and Bloomfield is $13.30; the exercise price for Mr. Cunningham is $12.445; and the exercise price for Mr. Sheehan is $20.00. The exercise price for the 2004 options is $19.075. In each instance, the exercise price equaled the average of the high and low of Belden shares or the Company shares, as applicable, on the effective grant date. Mr. Sheehan’s 2003 option award reflects the one for two reverse stock split that occurred prior to the Merger. The exercise price of $20.00 per share equaled the closing price of the Company’s shares on the grant date adjusted for the reverse stock split. In connection with his leaving the Company, effective November 2, 2005, Mr. Cunningham’s March 30, 2005 grant of 120,000 options was cancelled. In connection with his leaving he Company, effective November 30, 2005, two-thirds (15,333 options) of Mr. Reece’s March 30, 2005 grant of 23,000 options was cancelled, with the remainder to vest on March 30, 2006. In connection with his leaving the Company, effective February 6, 2006, pursuant to his Separation Agreement with the Company, the vesting of Mr. Matz’s March 30, 2005 options was accelerated.

(5)	Messrs. Sheehan, Matz, Rose and Bloomfield: Amounts for 2005 consist of (i) Company contributions and allocations in Company-sponsored defined contribution plans and other plans in the amounts of $20,322, $18,671, $18,930 and $16,142, respectively; (ii) cash received on July 15, 2005 under the retention and integration awards agreement in the amounts of $48,348, $40,333, $45,833 and $46,750, respectively; (iii) for Mr. Rose, payments related to foreign cost-of-living differentials totaling $61,112; and (iv) for Mr. Matz, reimbursements related to moving/relocation totaling $18,475.

Mr. Stroup: Amounts for 2005 consist of Company contributions and allocations in Company-sponsored defined contribution plans in the amount of $4,604, and moving expense of $7,164.

Mr. Cunningham: Amounts for 2005 include other amounts paid upon Mr. Cunningham’s leaving the Company in accordance with a Separation of Employment Agreement with the Company dated November 2, 2005 (“Agreement”), which confirmed Mr. Cunningham’s entitlements and obligations under his Change of

Control Employment Agreement with the Company resulting from his separation of employment, as follows: (i) severance of $4,337,294; (ii) accrued vacation of $37,788; (iii) outplacement expense of $22,500; and (iv) $142,333 to be paid on July 15, 2006 under his retention and integration awards agreement but which was accelerated as of October 31, 2005 per the Agreement. Mr. Cunningham’s remaining amounts for 2005 consist of Company contributions and allocations in Company-sponsored defined contribution plans and other plans in the amount of $42,097, and $142,333 received on July 15, 2005 under his retention and integration awards agreement.

Mr. Reece: Amounts for 2005 include those paid upon Mr. Reece’s leaving the Company in accordance with a Separation Agreement with the Company dated November 30, 2005 (“Agreement”), which confirmed Mr. Reece’s entitlements arising out of his employment with and/or separation from the Company, as follows: (i) severance of $580,700 (payable monthly over a one-year period commencing December 1, 2005); and (ii) $59,583 to be paid on July 15, 2006 under his retention and integration awards agreement but which was considered vested per the Agreement. Mr. Reece’s remaining amounts for 2005 consist of Company contributions and allocations in Company-sponsored defined contribution plans and other plans in the amount of $19,184 and $59,583 received on July 15, 2005 under his retention and integration awards agreement.

Option Grants in Last Fiscal Year

	Individual Grants
		Percent of			Potential Realizable
	Number of	Total			Values at Assumed
	Securities	Options			Annual Rates of Stock
	Underlying	Granted to			Price Appreciation for
	Options	Employees in	Exercise	Expiration	Option Term(1)
	Granted(#)(2)	Fiscal Year	Price ($/Sh)(3)	Date	5%($)		10%($)

John Stroup	451,580	43.8	$19.93	10/31/15	$5,660,045		$14,343,665
C. Baker Cunningham	120,000	11.6	$22.66	03/30/15	See Note	(1)	See Note	(1)
Peter Sheehan	23,000	2.2	$22.66	03/30/15	$327,840		$830,810
Robert W. Matz	23,000	2.2	$22.66	03/30/15	$327,840		$830,810
D. Larrie Rose	23,000	2.2	$22.66	03/30/15	$327,840		$830,810
Kevin L. Bloomfield	20,000	1.9	$22.66	03/30/15	$285,078		$722,443
Richard K. Reece	23,000	2.2	$22.66	03/30/15	See Note	(1)	See Note	(1)

(1)	The Company elected to use “Potential Realizable Values at Assumed Annual Rates of Stock Price Appreciation for Option Term.” The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC ($32.46 and $51.69, respectively, for Mr. Stroup and $36.92 and $58.79, respectively, for all others) and therefore are not intended to forecast possible future appreciation, if any, of the stock price of the Company. All of Mr. Cunningham’s 2005 stock option awards were forfeited upon his departure from the Company in accordance with his Separation of Employment Agreement with the Company dated November 2, 2005. Two-thirds (15,333 stock options) of Mr. Reece’s 2005 stock option awards were forfeited upon his departure from the Company in accordance with his Separation Agreement with the Company dated November 30, 2005.

(2)	Messrs. Cunningham, Reece, Matz, Rose and Bloomfield’s awards were granted under the Belden Inc. 2003 Long-Term Incentive Plan (the “2003 Plan”). Mr. Sheehan’s awards were granted under the Cable Design Technologies 2001 Long-Term Performance Incentive Plan (the “2001 Plan”). 100,000 of Mr. Stroup’s options were granted under the 2001 Plan and the remainder (351,580) outside of the Company’s plans as “employment inducement awards” in accordance with the NYSE rules. All grants vest in equal amounts over three years and expire ten years after the grant date. However, Mr. Matz became vested in full in his options in connection with his leaving the Company, such options to remain exercisable until February 7, 2007. See also note (1) above regarding the disposition of Mr. Cunningham’s and Mr. Reece’s grants upon their departure from the Company.

(3)	The option exercise price (other than Mr. Stroup’s) is the average of the high and low of Company shares on March 30, 2005, the grant date price. The option exercise price for Mr. Stoup’s options is the average of the high and low of Company shares on October 31, 2005, the grant date price.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of	Value of Unexercised
			Securities Underlying	In-the-Money Options at
	Shares	Value	Unexercised Options at	December 31, 2005($)
	Acquired on	Realized	December 31, 2005(#)	Exercisable/
	Exercise(#)	($)	Exercisable/ Unexercisable(1)	Unexercisable(2)

John Stroup	—	—	0/451,580	0/$	2,032,110
C. Baker Cunningham	—	—	595,000/0		$1,801,700/0
Peter Sheehan	25,313	$36,865	33,850/23,000		$203,770/$40,595
Robert W. Matz	—	—	30,000/23,000		$174,350/$40,595
D. Larrie Rose	10,000	$92,229	79,500/23,000		$236,613/$40,595
Kevin L. Bloomfield	—	—	122,000/20,000		$409,658/$35,300
Richard K. Reece	51,855	$173,284	134,145/7,667		$363,557/$13,532

(1)	For Mr. Stroup the table reflects option grants on October 31, 2005 at an exercise price of $19.93 per share. For Mr. Sheehan, the table reflects option grants on June 11, 1999 at an exercise price of $18.75 per share; on October 1, 2002 at an exercise price of $12.66 per share; on November 3, 2003 at an exercise price of $20.00 per share; and on March 30, 2005 at an exercise price of $22.66 per share. For Mr. Matz, the table reflects option grants on May 13, 2002 at an exercise price of $23.48 per share; February 18, 2003 at an exercise price of $13.30 per share; on February 23, 2004 at an exercise price of $19.07 per share; and on March 30, 2005 at an exercise price of $22.66 per share. For each of the other named executive officers, the table reflects option grants on March 30, 2005 at an exercise price of $22.66 per share; on February 28, 1996 at an exercise price of $30.75 per share; on February 20, 1998 at an exercise price of $39.53 per share; on January 5, 1999 at an exercise price of $20.06 per share; on February 16, 2000 at an exercise price of $21.75 per share; on February 14, 2001 at an exercise price of $26.38 per share; on February 18, 2002 at an exercise price of $20.86 per share; on February 18, 2003 at an exercise price of $13.30 per share ($12.445 per share for Mr. Cunningham); and on February 23, 2004 at an exercise price of $19.07 per share. For Mr. Rose, the table also reflects an option grant on November 4, 1998 at $16.93 per share. For each grant, the exercise price was the average of the high and low of Belden shares or Company shares, as applicable, on the effective date of the grant. The grants generally vest in equal amounts over three years. However, options granted before the Merger (July 15, 2004) became vested at the time of the Merger and Mr. Matz became fully vested in his March 30, 2005 grant pursuant to his leaving the Company, effective February 6, 2006. Mr. Cunningham’s March 30, 2005 option award of 120,000 was cancelled pursuant to his separation agreement, and two-thirds of Mr. Reece’s option award of 23,000 shares was cancelled pursuant to his separation agreement. Options expire ten years after the grant date.

(2)	“Value” represents the difference between the closing price of the common stock on the New York Stock Exchange on December 31, 2005 ($24.43) and the exercise price of such options.

Cash Long-Term Performance Plan

In 2003, Belden Inc. adopted a cash long-term performance plan having performance cycles of four years (with new cycles beginning each year). Following the Merger, the Committee decided to discontinue the plan prospectively. Two performance cycles were granted in 2003 and 2004 prior to the plan’s discontinuance Twenty managers from the Belden legacy operations participate in the 2003 cycle and twenty-one managers participate in the 2004 cycle. Of the named officers, only Messrs. Rose and Bloomfield currently participate. In connection with leaving the Company, Messrs. Cunningham, Matz and Reece’s right to receive payment for the 2003 and 2004 cycles were cancelled; none will receive any payment when each cycle expires. With respect to the two accruing cycles, performance measures are based on the average annual growth rate of EBITDA. Starting in 2007, cash awards could be made under the plan if the performance criteria are met. Cash awards could be made in 2008 if the same criteria are met. The Company estimates that if target levels of performance were achieved for current participants approximately $955 thousand would be payable to all remaining participants for the 2003 cycle and $975 thousand will be payable for the 2004 cycle. Thereafter, the plan will terminate.

Certain Relationships and Related Transactions

Lance C. Balk, a director, is a partner of Kirkland & Ellis LLP. Kirkland & Ellis LLP has performed (and continues to perform) legal services for Belden CDT. As discussed above, the Board determined Mr. Balk is an independent director under the independence listing standards of the NYSE.

Certain Change in Control Arrangements and Other Matters

Messrs. Cunningham, Sheehan, Matz, Rose and Bloomfield:

Grantor Trust

The Company maintains “grantor trusts” under Section 671 of the Code to provide certain participants in supplemental retirement plans with some assurance that the benefits and payments to which those participants are entitled under those plans will be paid. Prior to a “change of control” of the Company (as defined in the amended trust agreement), the Company has the discretion to make contributions to the trusts. After a change in control of the Company, the Company must transfer to the trusts the amount of the benefits participants have earned through the date of the change in control and thereafter continue to fund the trusts as benefits accrue. The amount held in trust at December 31, 2005 was $1,060. The assets of the trust are subject to claims of the creditors of the Company in the event the Company becomes “insolvent” as defined in the amended trust agreement. The consummation of the Merger did not constitute a change of control under the trust agreements.

Change of Control Agreement

Belden entered into change of control agreements with Messrs. Cunningham, Matz, Rose and Bloomfield (the “Belden change of control agreements”). Cable Design Technologies Corporation (the name of the Company prior to the Merger) entered into a change of control agreement with Mr. Sheehan.

The Belden change of control agreements provide for, among other things, certain payments and benefits in the event of a “qualifying termination” of employment (i.e., a termination of employment by the executive officer for “good reason” or a termination of employment by Belden without “cause,” each as defined in the change of control agreements) within three years following a change of control. In the event of a qualifying termination, the executive will become entitled to outplacement services and health benefit continuation and a lump sum severance payment generally equal to the sum of:

•	two times (2.99 in the case of Mr. Cunningham) the sum of the executive’s base salary and the highest annual bonus earned by the executive with respect to the two completed fiscal years preceding the date of termination; and

•	the amount necessary to make the executive whole with respect to any excise taxes imposed under the Internal Revenue Code with respect to excess parachute payments.

Mr. Sheehan’s change of control agreement generally provides that if his employment is terminated other than for cause or he resigns for good reason (as defined in his agreement) following a change of control, he would receive:

•	an amount equal to two times the sum of his highest annual compensation (excluding bonuses) over the prior three years and his average annual bonus over the prior three years; and

•	health and other employee benefits existing on the Merger date (excluding profit sharing and 401 (k) contributions) for two years.

The Merger constituted a change of control under these change of control agreements. In addition, upon completion of the Merger, all stock options under the Belden incentive plans (including those issued to Belden-designated directors and officers) became fully vested and all restricted stock grants issued under the Belden incentive plans became fully vested, except that each of the named officers in the Summary Compensation Table above, who received restricted shares, waived the lapse of restrictions on his or her restricted stock in connection with the Merger in consideration of their participating in the retention and integration awards program discussed below.

In exchange for receiving a retention and integration award if the Merger became effective, each of Messrs. Cunningham, Matz, Rose and Bloomfield agreed to amend his change of control agreement (i) to remove the provision regarding the unilateral right of termination with respect to the Merger within 30 days of the first anniversary of the date of the change of control and (ii) to waive the acceleration of the vesting of restricted stock held by such officer as a result of the Merger. Mr. Sheehan also received a retention and integration award; Mr. Stroup, who was not with the Company at the time of the Merger, did not. Mr. Cunningham also agreed that the appointment of Mr. Cressey as Chairman of the Board of the Company did not constitute a “good reason” for termination under his amended change of control agreement. In connection with the Merger, CDT (now, Belden CDT) assumed all of Belden’s obligations under each change of control agreement.

Retention and Integration Award

The value of each payment with respect to the retention and integration award for the executive officer is equal to 110% (140% in the case of Mr. Cunningham) of the executive’s salary. Fifty percent of the value relating to the retention and integration awards is paid in the form of cash and the remaining fifty percent in shares of restricted stock of the Company, with all of the shares of restricted stock of the Company being issued on the date of the Merger and based on the value of the Company stock on that date.

The awards are paid (or, in the case of the restricted stock, vest) in three installments: one-third upon each of the consummation of the Merger and the first and second anniversaries of the consummation of the Merger, in each case if the executive is still employed by the Company on those dates. Each named officer received the first payment upon completion of the Merger and the second payment on the first anniversary of the Merger (July 15, 2005). Mr. Cunningham received the third payment under his retention awards agreement pursuant to his separation arrangement with the Company.

The retention and integration awards agreement of each executive officer also provides that if the officer’s employment is terminated after the Merger by the Company without cause or by the employee for good reason (as such terms are defined in the officer’s change of control agreement), immediately prior to the effective time of such termination (i) any unvested restricted stock (other than unvested restricted stock awarded under the retention and integration awards agreement) will vest and (ii) any unvested stock options will vest and the officer may exercise all outstanding stock options (subject to the terms of such options) for twelve months following such termination of employment.

Mr. Cunningham

In connection with leaving the Company, effective November 2, 2005, Mr. Cunningham entered into a separation agreement with the Company. The agreement confirms his entitlement and obligations under his change of control employment agreement with the Company as a result of his separation of employment. Pursuant to the separation agreement, among other things, Mr. Cunningham received severance of $4,337,294, a target-level 2005 bonus of $535,320 and the last one-third of the cash portion of his retention and integration award ($142,333). He also received accelerated vesting of 56,943 restricted shares of Company stock and has the right to exercise his stock options until the earlier of the third anniversary of his separation and the expiration date of the applicable stock option award. His March 30, 2005 grant of 120,000 options was cancelled. Mr. Cunningham’s separation agreement and general release of claims are included as Exhibits in the Company’s Form 8-K, filed on November 8, 2005, and should be read in their entirety for a complete description of Mr. Cunningham’s separation arrangements.

Mr. Reece

Effective November 30, 2005, Richard Reece, the Company’s Vice President of Finance and Chief Financial Officer, resigned from the Company to take a position with another company. Mr. Stephen Johnson, the Company’s Treasurer, was appointed Interim CFO while the Company seeks a permanent replacement for Mr. Reece. In connection with leaving, the Company entered into a separation agreement, non-compete covenant and general release of all claims with Mr. Reece. These agreements are included as Exhibits in the Company’s Form 8-K, filed on December 2, 2005, and should be read in their entirety for a complete description of Mr. Reece’s separation arrangements. Pursuant to these agreements, among other things, Mr. Reece received severance of $580,700 (based on his current annual base salary and his 2004 actual bonus); the right to receive the last one-third of his cash award under his retention awards agreement of $59,583 on July 15, 2006; the right to receive the last one-third of his restricted stock award (2,907 shares) under his retention awards agreement when the stock vests on July 15, 2006; the right to receive his 2003 restricted stock award of 9,000 shares when the stock vested on February 18, 2006; and the right to exercise all vested stock options for ninety days after November 30, 2005 (but not later than their expiration date) and one-third (7,667) of his March 30, 2005 stock option grant when they vest on March 30, 2006 for ninety days after March 30, 2006.

Mr. Matz

In connection with leaving the Company, effective February 6, 2006, Mr. Matz entered into a separation agreement with the Company. The agreement confirms his entitlements arising out of his employment with and separation from the Company. Pursuant to the separation agreement, among other things, Mr. Matz received $1,041,800 (based on two times the sum of his current annual base salary and his 2004 bonus) and a 2005 bonus of $108,500. He also became vested in 12,000 restricted shares of Company stock and has the right to exercise his stock options until the earlier of February 7, 2007 and the expiration date of the applicable stock option award. The vesting of his March 30, 2005 grant of 23,000 options was accelerated. Mr. Matz’s separation agreement, non-compete covenant and general release of claims are included as Exhibits in the Company’s Form 8-K, filed on February 10, 2006, and should be read in their entirety for a complete description of Mr. Matz’s separation arrangements.

Pension Plans

The executives named in the Summary Compensation Table may, upon retirement, be entitled to benefits from the Belden CDT Inc. Pension Plan (the “Pension Plan”) and the Supplemental Excess Defined Benefit Plan of Belden CDT Inc. (the “Supplemental Plan”). Upon retirement, benefits under the plans are determined based upon compensation during the employment period and years of service.

Pursuant to the Pension Plan, the Company credits to each individual’s account thereunder 4% of each year’s total compensation up to the Social Security wage base for the year, plus 8% of each year’s total compensation that exceeds the Social Security wage base. For this purpose, total compensation is cash remuneration paid by the Company to or for the benefit of a participant in the Pension Plan for services rendered while an employee.

For the executives named in the Summary Compensation Table, the total compensation will be computed as shown in the columns “Salary” and “Bonus” of the Summary Compensation Table. Employees who were formerly employees of Cooper Industries, Inc., were credited for service while employed by Cooper. Benefits for service through August 1, 1993 were determined under the Cooper Salaried Employees’ Retirement Plan then in effect and converted to initial balances under the Pension Plan. Funds equal to the actuarial value of the accrued liabilities for all participants plus a pro rata portion of the Cooper plan excess assets have been transferred from the Cooper pension trust to a trust established by Belden for the Pension Plan.

Employees do not make any contributions to the Pension Plan. Benefits at retirement are payable, as the participant elects, in the form of an escalating annuity, a level annuity with or without survivorship, or a lump-sum payment. The Company contributes to a trust fund sufficient to meet the minimum requirements under the Internal Revenue Code (“Code”) to maintain the status of the Pension Plan as a qualified defined benefit plan.

The Supplemental Plan is an unfunded, nonqualified plan which provides to certain employees, including those named in the Summary Compensation Table, Pension Plan benefits that generally cannot be paid from a qualified, defined benefit plan due to provisions of the Code. Belden established a grantor trust with respect to the Supplemental Plan, which is discussed above under the heading Grantor Trust.

Pension Benefits Table

	Years of
	Credited	Year	Estimated
	Service as of	Individual	Annual
	January 1,	Reaches	Benefit at
	2006	Age 65	Age 65

John Stroup	0.2	2031	$280,100
C. Baker Cunningham	35.3	2006	$230,400
Peter Sheehan	1.0	2026	$104,100
Kevin Bloomfield	24.5	2016	$94,100
D. Larrie Rose	33.5	2012	$71,300
Robert W. Matz	3.6	2011	$27,100
Richard K. Reece	12.4	2021	$153,525

For each named officer, the table shows current credited years of service, the year each attains age 65, and the projected annual pension benefit at age 65. The projected annual pension benefit is based on the following assumptions: benefits will be paid on a straight-line annuity basis, continued compensation at 2005 levels and an interest credit rate of 4.5%. Amounts payable under the Supplemental Plan are included in the estimated annual benefit.

PERFORMANCE GRAPH

This year, the Company decided to use the Dow Jones Electronic & Electrical Equipment Industry Index (the “Dow Index”) to measure performance in its proxy statement. This index is comprised of fifty-seven companies that the Company believes are closer to the Company with respect to industry and size than the S&P Small Cap Communications Index, which the Company has used historically. The Company believes that the Dow Index provides shareholders with a more relevant performance comparison. In accordance with proxy rules, the Company has included in the Performance Graph both indices to provide shareholders comparative information on how the Company performed against each index.

Comparison of Cumulative Five Year Total Return

	INDEX RETURNS
	Years Ending
	Base
	Period
Company / Index	Dec 00	Dec 01	Dec 02	Dec 03	Dec 04	Dec 05
BELDEN CDT INC	100	93.62	61.20	85.96	95.23	101.21
S&P 500 INDEX	100	88.11	68.64	88.33	97.94	102.75
S&P SMALLCAP COMMUNICATIONS EQUIPMENT	100	70.57	35.57	58.42	62.08	51.85
DOW JONES ELECTRONIC & ELECTRICAL EQUIPMENT	100	58.81	37.67	59.17	59.31	61.89

Appendix I

BELDEN CDT INC.
CHARTER — AUDIT COMMITTEE

Purpose

The Committee assists the Board in overseeing (i) the integrity of the Company’s financial statements; (ii) all material aspects of the Company’s reporting, control, and audit functions; (iii) the Company’s compliance with legal and regulatory requirements; (iv) the qualifications and independence of the independent auditors and the Company’s outside internal auditors; and (v) the performance of the Company’s internal audit function and independent auditors. The Committee also coordinates with other Board Committees and maintains working relationships with management, the independent auditors, counsel, and other Committee advisors.

Membership

The Board, on the recommendation of the Governance and Nominating Committee, shall appoint the Committee. The Committee shall consist of at least three directors, each of whom shall meet the independence and experience requirements of the New York Stock Exchange (the “NYSE”), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”). In accordance with the NYSE’s listing standards, each member shall be (or must become within a reasonable period of time) “financially literate,” and at least one member shall have “accounting or related financial management expertise” as the Board interprets such qualifications in its business judgment. The Board intends that at least one member be an “audit committee financial expert” as defined by the Commission.

Operating Principles

The Committee shall fulfill its responsibilities within the context of the following overriding principles:

•	Communications — To strengthen the Committee’s knowledge of relevant current and prospective business issues, the Chairperson and others on the Committee shall have contact throughout the year with senior management, other Committee Chairpersons, the independent auditors and other Committee advisors.

•	Annual Plan — The Committee, with input from management and other key Committee advisors, shall develop an annual plan responsive to the “Primary Committee Responsibilities” detailed below.

•	Meeting Agenda — The Chairperson, with input from other Committee members, shall develop Committee meeting agendas. The Chairperson may ask management, key Committee advisors, and others to participate in this process.

•	Committee Expectations and Information Needs — The Committee shall communicate its expectations and the nature, timing, and extent of its information needs to management and external parties, including the independent auditors.

•	External Resources — To fulfill its responsibilities, the Committee, in its sole discretion, shall have the right to retain its own legal, accounting and other advisors. The Committee shall have authority and appropriate funding for the retention of such advisors and for the payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Company must provide appropriate funding, as determined by the Committee, for payment of audit services performed by the independent auditors.

•	Committee Meetings and Attendees — The Committee schedules quarterly meetings and, when necessary, additional meetings. To carry out its responsibilities, the Committee will request members of management, counsel, and the independent auditors, as applicable, to participate in Committee meetings. Periodically and at least annually, the Committee will meet in private session with only Committee members. The Committee also shall meet separately with management, with internal auditors (or those with responsibility for the internal audit function), and with the independent auditors. It shall be understood that the independent auditors, counsel, or members of management may, at any time, request a meeting with the Committee or Chairperson with or without management.

Relationship with Independent Auditors

•	The Committee shall have a clear understanding with management and the independent auditors that the independent auditors report directly to the Committee, as the representative of the Board and shareholders, and that the independent auditors are ultimately accountable to the Board and the Committee. The Committee shall have the sole authority and responsibility to hire, evaluate and, when deemed necessary or advisable, replace the independent auditors. The Committee shall directly oversee the work of the independent auditors. The Committee shall determine the appropriate compensation for the independent auditors and shall be responsible for resolving disagreements between management and the independent auditors regarding financial reporting. Annually, the Committee shall review and select the Company’s independent auditors.

•	The Committee shall discuss with the independent auditors the overall scope and plans for its external audit, including the adequacy of staffing and compensation. The Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

•	The Committee shall review with the independent auditors their assessment of the quality, not just the acceptability, of the Company’s significant accounting principles and underlying estimates as applied in its financial reporting, and any important changes in accounting principles and the application thereof in both interim and annual financial reports. As part of such review, the Committee shall review all critical accounting policies and practices used; all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and other material written communications between the independent auditors and management, such as management letters or schedule of unadjusted differences.

•	The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the independent auditors. As part of assessing whether to approve any non-audit services, the Committee will consider whether the non-audit services are compatible with the independence of the independent auditors.

•	The audit partner of the independent auditors (having primary responsibility for the audit of the Company) will not continue in such role beyond five consecutive years. The independent auditors shall inform the Committee of any illegal act of which they become aware.

Primary Responsibilities

•	Risk Management — In reliance on management’s representations and the independent auditor’s review, the Committee shall discuss the Company’s business risk management process, including insurance coverage and the scope thereof, and the adequacy of the Company’s overall control environment and controls in selected areas representing significant financial and business risks.

•	Annual and Quarterly Reports and Other Major Regulatory Filings — The Committee shall discuss the annual financial statements and quarterly financial statements with management and the independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”). The Committee also shall discuss other information that the Committee deems necessary in advance of filings or disclosures and shall recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K pursuant to the Exchange Act regulations.

•	Earnings Press Releases — The Committee shall discuss with management and the independent auditors earnings press releases and other material, non-routine public disclosures, as well as financial information and earnings guidance provided to analysts and rating agencies. Particular attention should be given to the quality and integrity of the results, including discussing the adequacy of reserves and accruals. The Committee also shall determine that the independent auditors are satisfied with the quarterly results and the disclosure and content of the proposed press release.

•	Internal Controls and Regulatory Compliance — In reliance on management’s representations and the independent auditor’s review, the Committee shall periodically review and assess the Company’s system of internal controls for detecting accounting and reporting financial errors, fraud and defalcations, legal violations, noncompliance with the Company’s code of ethical conduct, and significant conflicts of interest and related-party transactions.

•	Internal Audit Responsibilities — The Committee shall review and assess (i) the annual internal audit plan and the process used to develop the plan; (ii) the status of activities, significant findings, recommendations, and management’s response; and (iii) the internal audit performance and changes in internal audit leadership or key financial management.

•	Independent Auditor Report on Internal Quality Controls — At least annually, the Committee shall obtain and review a report of the independent auditors describing: (i) the firm’s internal quality control procedures; and (ii) any material issues raised by the most recent internal quality-control review (or peer review) of the firm or by any inquiry or investigation by governmental or professional authorities, within the past five years, respecting one or more independent audits of the firm, and any steps taken to deal with any such issues.

•	Regulatory Examinations — The Committee shall review and assess any SEC inquiries and the results of examinations by other regulatory authorities in terms of important findings, recommendations, and management’s response.

•	Independence of Auditors — The Committee shall review and assess the auditor’s independence, the matters included in the written disclosures required by the Independence Standards Board, the overall scope and focus of the annual audit and the scope and level of involvement with unaudited quarterly or other periodic information. The Committee will take appropriate action in response to such review and assessment to satisfy itself of the independence of the independent auditors.

•	Financial Reporting and Controls — The Committee shall review and assess any financial statement issues and risks that may have a material impact or effect on reported financial information, the processes used by management to address such matters, related auditor views, and the basis for audit conclusions. In connection therewith, the Committee shall review the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards). The Committee shall review material conclusions on audit work in advance of the public release of financials.

•	Auditor Recommendations and Audit Problems and Management’s Response — The Committee shall review and assess important independent auditor’s and internal auditor’s recommendations or audit problems or difficulties with respect to financial reporting, controls, other matters, and management’s response with respect to such matters. In connection therewith, the Committee shall consider the views of management and auditors on the overall quality of annual financial reporting.

•	Complaint Procedures — The Committee shall establish procedures for addressing, on a confidential basis, complaints received by the Company regarding accounting, internal controls or other matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	CEO and CFO Certifications — The Committee shall review and assess any disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q regarding any significant deficiency in the design or operation of internal controls or material weaknesses therein, any fraud involving management or other employees who have a significant role in the Company’s disclosure controls, or other matters.

•	Hiring Policies — The Committee shall oversee that the Company will not engage an accounting firm to conduct audit services if the Company’s CEO, controller, or CFO was employed by the accounting firm and participated in the audit of the Company during the one-year period prior to the date of the initiation of the audit.

•	Reporting to the Board of Directors — The Committee shall report to the full Board after Committee meetings.

•	Proxy Statement Report — The Committee shall prepare the report that the SEC rules require be included in the Company’s annual proxy statement.

•	Evaluation — The Committee shall conduct a self-performance evaluation annually.

Limitation of Audit Committee’s Role

While the Committee has the responsibilities and powers noted above, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Such matters are the responsibility of management and the independent auditors. Nor is it the duty of the Committee to conduct investigations or to assure compliance with laws, regulations and the Company’s code of ethical conduct.

Charter Review

The Committee will annually review and reevaluate the adequacy of its Charter. Where appropriate, the Committee will revise the Charter and seek the review and approval of the Board for such revisions.

Appendix II

CABLE DESIGN TECHNOLOGIES CORPORATION

2001 Long-Term Performance Incentive Plan

1.  Purpose.  The purpose of the 2001 Long-Term Performance Incentive Plan (the “Plan”) is to advance the interests of Cable Design Technologies Corporation, a Delaware corporation (the “Company”) and its stockholders by (i) providing incentives to certain employees of the Company, directors and to certain other individuals who perform services for, or to whom an offer of employment has been extended by, the Company, including those who contribute significantly to the strategic and long-term performance objectives and growth of the Company and (ii) to enable the Company to attract, retain and reward the best available persons for positions of responsibility.

2.  Administration.  The Plan shall be administered solely by the Board of Directors (the “Board”) of the Company or, if the Board shall so designate, by a committee of the Board that shall be comprised of not fewer than two directors (the “Committee”); provided that the Committee may delegate the administration of the Plan in whole or in part, on such terms and conditions, and to such person or persons as it may determine in its discretion. References to the Committee hereunder shall include the Board where appropriate.

The Committee has all the powers vested in it by the terms of the Plan set forth herein, such powers to include exclusive authority (except as may be delegated as permitted herein) to select the employees and other individuals to be granted Awards under the Plan, to determine the type, size and terms of the Award to be made to each individual selected, to modify the terms of any Award that has been granted, to determine the time when Awards will be granted, to establish performance objectives, to make any adjustments necessary or desirable as a result of the granting of Awards to eligible individuals located outside the United States and to prescribe the form of the instruments embodying Awards made under the Plan. The Committee is authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it deems necessary or desirable for the administration of the Plan. The Committee (or its delegate as permitted herein) may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee (or its delegate as permitted herein) in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their members or any officer of the Company to execute and deliver documents or to take any other ministerial action on behalf of the Committee with respect to Awards made or to be made to Plan participants. No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by him, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for his own willful misconduct or as expressly provided by statute. Determinations to be made by the Committee under the Plan may be made by its delegates.

3.  Participation.  Consistent with the purposes of the Plan, the Committee shall have exclusive power (except as may be delegated as permitted herein) to select key employees of the Company and its subsidiaries, directors and other individuals performing services for the Company who may participate in the Plan and be granted Awards under the Plan. Eligible individuals may be selected individually or by groups or categories, as determined by the Committee in its discretion.

4.  Awards under the Plan.

(a) Types of Awards.  Awards under the Plan may include, but need not be limited to, one or more of the following types, either alone or in any combination thereof: (i) “Stock Options,” (ii) “Stock Appreciation Rights,”(iii) “Restricted Stock,” (iv) “Performance Grants” and (v) any other type of Award deemed by the Committee in its discretion to be consistent with the purposes of the Plan (including, but not limited to, Awards of or options or similar rights granted with respect to unbundled stock units or components thereof, and Awards to be made to participants who are foreign nationals or are employed or performing services outside the United States). Stock Options, which include “Nonqualified Stock Options” (which may be awarded to participants or sold at a price determined by the Committee (“Purchased Options”)) and “Incentive Stock Options” or combinations thereof, are rights to purchase common shares of the Company having a par value of $.01 per share and stock of any other class into which such shares may thereafter be changed (the “Common Shares”). Nonqualified Stock Options and Incentive Stock Options are subject to the terms, conditions and restrictions specified in Paragraph 5. Stock Appreciation Rights are rights to receive (without payment to the Company) cash, Common Shares, other Company securities (which may include, but need not be limited to, unbundled stock units or components thereof, debentures, preferred stock, warrants, securities convertible into Common Shares or other property (“Other Company Securities”)) or property, or other forms of payment, or any combination thereof, as determined by the Committee, based on the increase in the value of the number of Common Shares specified in the Stock Appreciation Right. Stock Appreciation Rights are subject to the terms, conditions and restrictions specified in Paragraph 6. Shares of Restricted Stock are Common Shares which are issued subject to certain restrictions pursuant to Paragraph 7. Performance Grants are contingent awards subject to the terms, conditions and restrictions described in Paragraph 8, pursuant to which the participant may become entitled to receive cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee.

(b) Maximum Number of Shares that May be Issued.  There may be issued under the Plan (as Restricted Stock, in payment of Performance Grants, pursuant to the exercise of Stock Options or Stock Appreciation Rights, or in payment of or pursuant to the exercise of such other Awards as the Committee, in its discretion, may determine) an aggregate of not more than 3,400,000 Common Shares (after the reverse stock split effective on July 15, 2004), subject to adjustment as provided in Paragraph 14. In any one calendar year, the Committee shall not grant to any one participant options or SARs to purchase a number of shares of Common Stock, and shall not grant to any one participant Restricted Stock or Performance Grants, in excess of 400,000 shares. Common Shares issued pursuant to the Plan may be either authorized but unissued shares, treasury shares, reacquired shares, or any combination thereof; provided, however, that, unless and until this plan is approved by the Company’s shareholders, only treasury shares shall be issued hereunder. If any Common Shares issued as Restricted Stock or otherwise subject to repurchase or forfeiture rights are reacquired by the Company pursuant to such rights, or if any Award is canceled, terminates or expires unexercised, any Common Shares that would otherwise have been issuable pursuant thereto will be available for issuance under new Awards.

(c) Rights with respect to Common Shares and Other Securities.

(i) Unless otherwise determined by the Committee in its discretion, a participant to whom an Award of Restricted Stock has been made (and any person succeeding to such a participant’s rights pursuant to the Plan) shall have, after issuance of a certificate for the number of Common Shares awarded and prior to the expiration of the Restricted Period (as hereinafter defined) or the earlier repurchase of such Common Shares as herein provided, ownership of such Common Shares, including the right to vote the same and to receive dividends or other distributions made or paid with respect to such Common Shares (provided that such Common Shares, and any new, additional or different shares, or Other Company Securities or property, or other forms of consideration which the participant may be entitled to receive with respect to such Common Shares as a result of a stock split, stock dividend or any other change in the corporate or capital structure of the Company, shall be subject to the restrictions hereinafter described as determined by the Committee in its discretion), subject, however, to the options, restrictions and limitations imposed thereon pursuant to the Plan. Notwithstanding the foregoing, a participant with whom an Award agreement is made to issue Common Shares in the future, shall have no rights as a stockholder with respect to Common Shares related to such agreement until issuance of a certificate to him.

(ii) Unless otherwise determined by the Committee in its discretion, a participant to whom a grant of Stock Options, Stock Appreciation Rights, Performance Grants or any other Award is made (and any person succeeding to such a participant’s rights pursuant to the Plan) shall have no rights as a stockholder with respect to any Common Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date of the issuance of a stock certificate to him for such Common Shares or other instrument of ownership, if any. Except as provided in Paragraph 14, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such stock certificate or other instrument of ownership, if any, is issued.

5.  Stock Options.  The Committee may grant or sell Stock Options either alone, or in conjunction with Stock Appreciation Rights, Performance Grants or other Awards, either at the time of grant or by amendment thereafter; provided that an Incentive Stock Option may be granted only to an eligible employee of the Company or any parent or subsidiary corporation. Each Stock Option (referred to herein as an “Option”) granted or sold under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Option or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish:

(a) The option price shall not be less than the fair market value of the Common Shares subject to such Option at the time the Option is granted, as determined by the Committee, and if an incentive stock option is granted to an employee who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or any parent or subsidiary (a “Ten Percent Employee”), such option price shall not be less than 110% of such fair market value at the time the Option is granted.

(b) The Committee shall determine the number of Common Shares to be subject to each Option. The number of Common Shares subject to an outstanding Option may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Common Shares under such Option are used to calculate the cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, received pursuant to exercise of a Stock Appreciation Right attached to such Option, or to the extent that any other Award granted in conjunction with such Option is paid.

(c) The Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution or to a participant’s family member (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto) by gift or a qualified domestic relations order (as defined in the Internal Revenue Code of 1986, as amended), and shall be exercisable during the grantee’s lifetime only by him. Unless the Committee determines otherwise, the Option shall not be exercisable for at least six months after the date of grant, unless the grantee ceases employment or performance of services before the expiration of such six-month period by reason of his disability as defined in Paragraph 12 or his death.

(d) The Option shall not be exercisable:

(i) in the case of any Incentive Stock Option granted to a Ten Percent Employee, after the expiration of five years from the date it is granted, and, in the case of any other Option, after the expiration of ten years from the date it is granted. Any Option may be exercised during such period only at such time or times and in such installments as the Committee may establish;

(ii) unless payment in full is made for the shares being acquired thereunder at the time of exercise as set forth in paragraph (e) below; such payment shall be made in such form (including, but not limited to, cash, Common Shares, or the surrender of another outstanding Award under the Plan, or any combination thereof) as the Committee may determine in its discretion; and

(iii) unless the person exercising the Option has been, at all times during the period beginning with the date of the grant of the Option and ending on the date of such exercise, employed by or otherwise performing services for the Company, or a corporation, or a parent or subsidiary of a corporation, substituting or assuming the Option in a transaction to which Section 424(a) of the Internal Revenue Code of 1986, as amended, or any successor statutory provision thereto (the “Code”), is applicable, except that

(A) if such person shall cease such employment or performance of services by reason of his disability as defined in Paragraph 12 or early, normal or deferred retirement under an approved retirement program of the Company (or such other plan or arrangement as may be approved by the Committee, in its discretion, for this purpose) while holding an Option which has not expired and has not been fully exercised, such person, at any time within three years (or such period determined by the Committee) after the date he ceased such employment or performance of services (but in no event after the Option has expired), may exercise the Option with respect to any shares as to which he could have exercised the Option on the date he ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee;

(B) if any person to whom an Option has been granted shall die holding an Option which has not expired and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year (or such other period determined by the Committee) after the date of death (but in no event after the Option has expired), exercise the Option with respect to any shares as to which the decedent could have exercised the Option at the time of his death, or with respect to such greater number of shares as determined by the Committee; or

(C) if such person shall cease employment or performance of services while holding an Option which has not expired and has not been fully exercised, the Committee may determine to allow such person at any time within the one year (or three months in the case of an Incentive Stock Option) or such other period determined by the Committee after the date he ceased such employment or performance of services (but in no event after the Option has expired), to exercise the Option with respect to any shares as to which he could have exercised the Option on the date he ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee.

(e) Unless otherwise determined by the Committee, payment for shares being acquired under any Option shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding Common Shares with a fair market value on the date of exercise equal to the aggregate exercise price payable with respect to the Options’ exercise, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv) by authorizing the Company to withhold from issuance a number of shares issuable upon exercise of the Options which, when multiplied by the fair market value of a Common Shares on the date of exercise, is equal to the aggregate exercise price payable with respect to the Options so exercised or (v) by any combination of the foregoing. Options may also be exercised upon payment of the exercise price of the shares to be acquired by delivery of the optionee’s promissory note, but only to the extent specifically approved by and in accordance with the policies of the Committee.

In the event a grantee elects to pay the exercise price payable with respect to an Option pursuant to clause (ii) above, (A) only a whole number of Common Shares (and not fractional Common Shares) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such Common Shares tendered in payment of the exercise price (and that such tendered Common Shares have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Shares must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such Common Shares tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the grantee’s broker to transfer, by book entry, of such Common Shares from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Shares, the difference, if any, between the aggregate exercise price payable with respect to the Option being exercised and the fair market value of the Common Shares tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender Common Shares having a fair market value exceeding the aggregate exercise price payable with respect to the Option being exercised (plus any applicable taxes).

In the event a grantee elects to pay the exercise price payable with respect to an Option pursuant to clause (iv) above, (A) only a whole number of share(s) (and not fractional shares) may be withheld in payment and (B) such grantee must present evidence acceptable to the Company that he or she has owned a number of Common Shares at least equal to the number of shares to be withheld in payment of the exercise price (and that such owned Common Shares have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. When payment of the exercise price is made by withholding of shares, the difference, if any, between the aggregate exercise price payable with respect to the Option being exercised and the fair market value of the shares withheld in payment (plus any applicable taxes) shall be paid in cash. No grantee may authorize the withholding of shares having a fair market value exceeding the aggregate exercise price payable with respect to the Option being exercised

(plus any applicable taxes). Any withheld shares shall no longer be issuable under such Option (except pursuant to any Reload Option (as defined below) with respect to any such withheld shares).

(f) In the case of an Incentive Stock Option, the amount of the aggregate fair market value of Common Shares (determined at the time of grant of the Option pursuant to subparagraph 5(a) of the Plan) with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all such plans of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

(g) It is the intent of the Company that Nonqualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that the Incentive Stock Options granted under the Plan be consistent with and contain or be deemed to contain all provisions required under Section 422 and the other appropriate provisions of the Code and any implementing regulations (and any successor provisions thereof), and that any ambiguities in construction shall be interpreted in order to effectuate such intent.

(h) The Committee may provide (either at the time of grant or exercise of an Option), in its discretion, for the grant to a grantee who exercises all or any portion of an Option (“Exercised Options”) and who pays all or part of such exercise price with Common Shares, of an additional Option (a “Reload Option”) for a number of Common Shares equal to the sum (the “Reload Number”) of the number of Common Shares tendered or withheld in payment of such exercise price for the Exercised Options plus, if so provided by the Committee, the number of Common Shares, if any, tendered or withheld by the grantee or withheld by the Company in connection with the exercise of the Exercised Options to satisfy any federal, state or local tax withholding requirements. The terms of each Reload Option, including the date of its expiration and the terms and conditions of its exercisability and transferability, shall be the same as the terms of the Exercised Option to which it relates, except that (i) the grant date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates and (ii) the exercise price for each Reload Option shall be the fair market value of the Common Shares on the grant date of the Reload Option.

6.  Stock Appreciation Rights.  The Committee may grant Stock Appreciation Rights either alone, or in conjunction with Stock Options, Performance Grants or other Awards, either at the time of grant or by amendment thereafter. Each Award of Stock Appreciation Rights granted under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Award of Stock Appreciation Rights or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish:

(a) The Committee shall determine the number of Common Shares to be subject to each Award of Stock Appreciation Rights. The number of Common Shares subject to an outstanding Award of Stock Appreciation Rights may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Common Shares under such Award of Stock Appreciation Rights are used to calculate the cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, received pursuant to exercise of an Option attached to such Award of Stock Appreciation Rights, or to the extent that any other Award granted in conjunction with such Award of Stock Appreciation Rights is paid.

(b) The Award of Stock Appreciation Rights may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution or to a participant’s family member (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto) by gift or a qualified domestic relations order (as defined in the Internal Revenue Code of 1986, as amended), and shall be exercisable during the grantee’s lifetime only by him. Unless the Committee determines otherwise, the Award of Stock Appreciation Rights shall not be exercisable for at least six months after the date of grant, unless the grantee ceases employment or performance of services before the expiration of such six-month period by reason of his disability as defined in Paragraph 12 or his death.

(c) The Award of Stock Appreciation Rights shall not be exercisable:

(i) in the case of any Award of Stock Appreciation Rights which is attached to an Incentive Stock Option granted to a Ten Percent Employee, after the expiration of five years from the date it is granted, and, in the case of any other Award of Stock Appreciation Rights, after the expiration of ten years from the date it is granted. Any Award of Stock Appreciation Rights may be exercised during such period only at such time or times and in such installments as the Committee may establish;

(ii) unless the Option or other Award to which the Award of Stock Appreciation Rights is attached is at the time exercisable; and

(iii) unless the person exercising the Award of Stock Appreciation Rights has been, at all times during the period beginning with the date of the grant thereof and ending on the date of such exercise, employed by or otherwise performing services for the Company, except that

(A) if such person shall cease such employment or performance of services by reason of his disability as defined in Paragraph 12 or early, normal or deferred retirement under an approved retirement program of the Company (or such other plan or arrangement as may be approved by the Committee, in its discretion, for this purpose) while holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, such person may, at any time within three years (or such other period determined by the Committee) after the date he ceased such employment or performance of services (but in no event after the Award of Stock Appreciation Rights has expired), exercise the Award of Stock Appreciation Rights with respect to any shares as to which he could have exercised the Award of Stock Appreciation Rights on the date he ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee; or

(B) if any person to whom an Award of Stock Appreciation Rights has been granted shall die holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may at any time within one year (or such other period determined by the Committee) after the date of death (but in no event after the Award of Stock Appreciation Rights has expired), exercise the Award of Stock Appreciation Rights with respect to any shares as to which the decedent could have exercised the Award of Stock Appreciation Rights at the time of his death, or with respect to such greater number of shares as determined by the Committee.

(d) An Award of Stock Appreciation Rights shall entitle the holder (or any person entitled to act under the provisions of subparagraph 6(c)(iii)(B) hereof) to exercise such Award and surrender unexercised the Option (or other Award), if any, to which the Stock Appreciation Right is attached (or any portion of such Option or other Award) to the Company and to receive from the Company in exchange thereof, without payment to the Company, that number of Common Shares having an aggregate value equal to (or, in the discretion of the Committee, less than) the excess of the fair market value of one share, at the time of such exercise, over the exercise price (or Option Price, as the case may be), times the number of shares subject to the Award or the Option (or other Award), or portion thereof, which is so exercised or surrendered, as the case may be. The Committee shall be entitled in its discretion to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or Other Company Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee, equal to the aggregate value of the Common Shares it would otherwise be obligated to deliver. Any such election by the Committee shall be made as soon as practicable after the receipt by the Committee of written notice of the exercise of the Stock Appreciation Right. The value of a Common Share, Other Company Securities or property, or other forms of payment determined by the Committee for this purpose shall be the fair market value thereof on the last business day next preceding the date of the election to exercise the Stock Appreciation Right, unless the Committee, in its discretion, determines otherwise. The exercise price of a Common Share subject to a Stock Appreciation Right shall not be less than the Fair Market Value of a Common Share on the grant date.

(e) A Stock Appreciation Right may provide that it shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the Stock Appreciation Right or of the related Option (or other Award), or such other date as specified by the Committee, if at such time such Stock Appreciation Right has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof as provided in subparagraph 6(d) hereof.

(f) No fractional shares may be delivered under this Paragraph 6, but in lieu thereof a cash or other adjustment shall be made as determined by the Committee in its discretion.

7.  Restricted Stock.  Each Award of Restricted Stock under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish:

(a) The Committee shall determine the number of Common Shares to be issued to a participant pursuant to the Award, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both.

(b) Restricted Stock awarded to a participant in accordance with the Award shall be subject to the following restrictions until the expiration of such period as the Committee shall determine, from the date on which the Award is granted (the “Restricted Period”): (i) a participant to whom an award of Restricted Stock is made shall be issued, but shall not be entitled to the delivery of a stock certificate, (ii) unless otherwise determined by the Committee, certificates representing Restricted Stock will be held in escrow by the Company on the participant’s behalf during the Restricted Period and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power, (iii) the Restricted Stock shall not be transferable prior to the end of the Restricted Period, (iv) the Restricted Stock shall be forfeited and the stock certificate shall be returned to the Company and all rights of the holder of such Restricted Stock to such shares and as a shareholder shall terminate without further obligation on the part of the Company if the participant’s continuous employment or performance of services for the Company shall terminate for any reason prior to the end of the Restricted Period, except as otherwise provided in subparagraph 7(c), and (v) such other restrictions as determined by the Committee in its discretion.

(c) If a participant who has been in continuous employment or performance of services for the Company since the date on which a Restricted Stock Award was granted to him shall, while in such employment or performance of services, die, or terminate such employment or performance of services by reason of disability as defined in Paragraph 12 or by reason of early, normal or deferred retirement under an approved retirement program of the Company (or such other plan or arrangement as may be approved by the Committee in its discretion, for this purpose) and any of such events shall occur after the date on which the Award was granted to him and prior to the end of the Restricted Period of such Award, the Committee may determine to cancel any and all restrictions on any or all of the Common Shares subject to such Award.

8.  Performance Grant.  The Award of the Performance Grant (“Performance Grant”) to a participant will entitle him to receive a specified amount determined by the Committee (the “Actual Value”), if the terms and conditions specified herein and in the Award are satisfied. Each Award of a Performance Grant shall be subject to the following terms and conditions, and to such other terms and conditions, including but not limited to, restrictions upon any cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, issued in respect of the Performance Grant, as the Committee, in its discretion, shall establish, and shall be embodied in an instrument in such form and substance as is determined by the Committee:

(a) The Committee shall determine the value or range of values of a Performance Grant to be awarded to each participant selected for an Award and whether or not such a Performance Grant is granted in conjunction with an Award of Options, Stock Appreciation Rights, Restricted Stock or other Award, or any combination thereof, under the Plan (which may include, but need not be limited to, deferred Awards) concurrently or subsequently granted to the participant (the “Associated Award”). As determined by the Committee, the maximum value of each Performance Grant (the “Maximum Value”) shall be: (i) an amount fixed by the Committee at the time the Award is made or amended thereafter, (ii) an amount which varies from time to time based in whole or in part on the then current value of the Common Shares, Other Company Securities or property, or other securities or property, or any combination thereof or (iii) an amount that is determinable from criteria specified by the Committee. Performance Grants may be issued in difference classes or series having different names, terms and conditions. In the case of a Performance Grant awarded in conjunction with an Associated Award, the Performance Grant may be reduced on an appropriate basis to the extent that the Associated Award has been exercised, paid to or otherwise received by the participant, as determined by the Committee.

(b) The award period (“Award Period”) related to any Performance Grant shall be a period determined by the Committee. At the time each Award is made, the Committee shall establish performance objectives to be attained within the Award Period as the means of determining the Actual Value of such a Performance Grant. The performance objectives shall be based on such measure or measures of performance, which may include, but need not be limited to, the performance of the participant, the Company, one or more of its subsidiaries or one or more of their divisions or units, or any combination of the foregoing, as the Committee shall determine, and may be applied on an absolute basis or be relative to industry or other indices, or any combination thereof. The Actual Value of a Performance Grant shall be equal to its Maximum Value only if the performance objectives are attained in full, but the Committee shall specify the manner in which the Actual Value of Performance Grants shall be determined if the performance objectives are met in part. Such performance measures, the Actual Value or the Maximum Value, or any combination thereof, may be adjusted in any manner by the Committee in its discretion at any time and from time to time during or as soon as practicable after the Award Period, if it determines that such performance measures, the Actual Value or the Maximum Value, or any combination thereof, are not appropriate under the circumstances.

(c) The rights of a participant in Performance Grants awarded to him shall be provisional and may be canceled or paid in whole or in part, all as determined by the Committee, if the participant’s continuous employment or performance of services for the Company shall terminate for any reason prior to the end of the Award Period.

(d) The Committee shall determine whether the conditions of subparagraph 8(b) or 8(c) hereof have been met and, if so, shall ascertain the Actual Value of the Performance Grants. If the Performance Grants have no Actual Value, the Award and such Performance Grants shall be deemed to have been canceled and the Associated Award, if any, may be canceled or permitted to continue in effect in accordance with its terms. If the Performance Grants have any Actual Value and:

(i) were not awarded in conjunction with an Associated Award, the Committee shall cause an amount equal to the Actual Value of the Performance Grants earned by the participant to be paid to him or his beneficiary as provided below; or

(ii) were awarded in conjunction with an Associated Award, the Committee shall determine, in accordance with criteria specified by the Committee (A) to cancel the Performance Grants, in which event no amount in respect thereof shall be paid to the participant or his beneficiary, and the Associated Award may be permitted to continue in effect in accordance with its terms, (B) to pay the Actual Value of the Performance Grants to the participant or his beneficiary as provided below, in which event the Associated Award may be canceled or (C) to pay to the participant or his beneficiary as provided below, the Actual Value of only a portion of the Performance Grants, in which event all or a portion of the Associated Award may be permitted to continue in effect in accordance with its terms or be canceled, as determined by the Committee.

Such determination by the Committee shall be made as promptly as practicable following the end of the Award Period or upon the earlier termination of employment or performance of services, or at such other time or times as the Committee shall determine, and shall be made pursuant to criteria specified by the Committee.

Payment of any amount in respect of the Performance Grants which the Committee determines to pay as provided above shall be made by the Company as promptly as practicable after the end of the Award Period or at such other time or times as the Committee shall determine, and may be made in cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof or in such other manner, as determined by the Committee in its discretion. Notwithstanding anything in this Paragraph 8 to the contrary, the Committee may, in its discretion, determine and pay out the Actual Value of the Performance Grants at any time during the Award Period.

9.  Deferral of Compensation.  The Committee shall determine whether or not an Award shall be made in conjunction with deferral of the participant’s salary, bonus or other compensation, or any combination thereof, and whether or not such deferred amounts may be

(i) forfeited to the Company or to other participants or any combination thereof, under certain circumstances (which may include, but need not be limited to, certain types of termination of employment or performance of services for the Company),

(ii) subject to increase or decrease in value based upon the attainment of or failure to attain, respectively, certain performance measures and/or

(iii) credited with income equivalents (which may include, but need not be limited to, interest, dividends or other rates of return) until the date or dates of payment of the Award, if any.

10.  Deferred Payment of Awards.  The Committee may specify that the payment of all or any portion of cash, Common Shares, Other Company Securities or property, or any other form of payment, or any combination thereof, under an Award shall be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms, as the Committee shall determine in its discretion. Deferred payments of Awards may be made by undertaking to make payment in the future based upon the performance of certain investment equivalents (which may include, but need not be limited to, government securities, Common Shares, other securities, property or consideration, or any combination thereof), together with such additional amounts of income equivalents (which may be compounded and may include, but need not be limited to, interest, dividends or other rates of return or any combination thereof) as may accrue thereon until the date or dates of payment, such investment equivalents and such additional amounts of income equivalents to be determined by the Committee in its discretion.

11.  Amendment or Substitution of Awards under the Plan.  The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award and/or payments thereunder); provided that no such amendment shall adversely affect in a material manner any right of a participant under the Award without his written consent, unless the Committee determines in its discretion that there have occurred or are about to occur significant changes in the participant’s position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, accounting or cost/benefit conditions which are determined by the Committee in its discretion to have or to be expected to have a substantial effect on the performance of the Company, or any subsidiary, affiliate, division or department thereof, on the Plan or on any Award under the Plan. Notwithstanding any contrary provision, without approval of shareholders, the Committee may not reprice Options or SARs, or permit holders of Awards to surrender outstanding Awards in exchange for the grant of new Awards under the Plan.

12.  Disability.  For the purposes of this Plan, a participant shall be deemed to have terminated his employment or performance of services for the Company and its Affiliates by reason of disability, if the Committee shall determine that the physical or mental condition of the participant by reason of which such employment or performance of services terminated was such at that time as would entitle him to payment of monthly disability benefits under any Company disability plan. If the participant is not eligible for benefits under any disability plan of the Company, he shall be deemed to have terminated such employment or performance of services by reason of disability if the Committee shall determine that his physical or mental condition would entitle him to benefits under any Company disability plan if he were eligible therefore.

13.  Termination of a Participant.  For all purposes under the Plan, the Committee shall determine whether a participant has terminated employment with, or the performance of services for, the Company.

14.  Dilution and Other Adjustments.  In the event of any change in the outstanding Common Shares of the Company by reason of any stock split, dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of all of its assets, any distribution to stockholders other than a normal cash dividend, or other extraordinary or unusual event, if the Committee shall determine, in its discretion, that such change equitably requires an adjustment in the terms of any Award (including, without limitation, the number and type of consideration subject to any Award), maximum number of awards to any one participant, or the number of Common Shares available for Awards, such adjustment may be made by the Committee and shall be final, conclusive and binding for all purposes of the Plan.

In the event of the proposed dissolution or liquidation of the Company, all outstanding Awards shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, all restrictions on any outstanding Awards shall lapse and participants shall be entitled to the full benefit of all such Awards immediately prior to the closing date of such sale or merger, unless otherwise provided by the Committee.

15.  Designation of Beneficiary by Participant.  A participant may name a beneficiary to receive any payment to which he may be entitled in respect of any Award under the Plan in the event of his death, on a written form to be provided by and filed with the Committee, and in a manner determined by the Committee in its discretion. The Committee reserves the right to review and approve beneficiary designations. A participant may change his beneficiary from time to time in the same manner, unless such participant has made an irrevocable designation. Any designation of beneficiary under the Plan (to the extent it is valid and enforceable under applicable law) shall be controlling over any other disposition, testamentary or otherwise, as determined by the Committee in its discretion. If no designated beneficiary survives the participant and is living on the date on which any amount becomes payable to such a participant’s beneficiary, such payment will be made to the legal representatives of the participant’s estate, and the term “beneficiary” as used in the Plan shall be deemed to include such person or persons. If there are any questions as to the legal right of any beneficiary to receive a distribution under the Plan, the Committee in its discretion may determine that the amount in question be paid to the legal representatives of the estate of the participant, in which event the Company, the Board and the Committee and the members thereof, will have no further liability to anyone with respect to such amount.

16.  Financial Assistance.  If the Committee determines that such action is advisable, the Company may assist any person to whom an Award has been granted in obtaining financing from the Company (or under any program of the Company approved pursuant to applicable law), or from a bank or other third party, on such terms as are determined by the Committee, and in such amount as is required to accomplish the purposes of the Plan, including, but not limited to, to permit the exercise of an Award, the participation therein, and/or the payment of any taxes in respect thereof. Such assistance may take any form that the Committee deems appropriate, including, but not limited to, a direct loan from the Company, a guarantee of the obligation by the Company, or the maintenance by the Company of deposits with such bank or third party.

17.  Miscellaneous Provisions.

(a) No employee or other person shall have any claim or right to be granted an Award under the Plan. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the plan, whether or not such eligible individuals are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or perform services for the Company, and the right to terminate the employment of or performance of services by any participants at any time and for any reason is specifically reserved.

(b) No participant or other person shall have any right with respect to the Plan, the Common Shares reserved for issuance under the Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the Award applicable to such recipient (and each person claiming under or through him) have been met.

(c) Except as may be approved by the Committee, a participant’s rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant’s death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, that any Option or similar right (including, but not limited to, a Stock Appreciation Right) offered pursuant to the Plan shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the participant’s lifetime only by him.

(d) No Common Shares, Other Company Securities or property, other securities or property, or other forms of payment shall be issued hereunder with respect to any Award unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

(e) The Company shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any Award under the Plan, that the participant (or any beneficiary or person entitled to act) pay to the Company, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof. Notwithstanding anything in the Plan to the contrary, the Committee may, in its discretion, permit an eligible participant (or any beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, owned by such person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a fair market value on the date that the amount of tax to be withheld is determined equal to the amount of such taxes). Any election that a participant makes shall be irrevocable.

(f) The expenses of the Plan shall be borne by the Company.

(g) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan, and rights to the payment of Awards shall be no greater than the rights of the Company’s general creditors.

(h) By accepting any Award or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee or its delegates.

(i) Fair market value in relation to Common Shares, Other Company Securities or property, other securities or property or other forms of payment of Awards under the Plan, or any combination thereof, as of any specific time shall mean such value as determined by the Committee in accordance with applicable law.

(j) The masculine pronoun includes the feminine and the singular includes the plural wherever appropriate.

(k) The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Awards hereunder of any Common Shares issued pursuant hereto as may be required by Section 13 or 15(d) of the Exchange Act (or any successor provision) or any other applicable statute, rule or regulation.

(l) The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to Awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

18.  Amendment and Termination of the Plan.  The Board of Directors or the Committee, without the approval of the stockholders, may amend or terminate the Plan, except that no amendment shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required by applicable law or regulations, including if required for continued compliance with the performance-based compensation exception of Section 162(m) of the Code, under the provisions of Section 422 of the Code or any successor thereto or by any listing requirements of the principal stock exchange on which the Common Stock is then listed.

19. Plan Termination.  This Plan shall terminate upon the earlier of the following dates or events to occur:

(a) upon the adoption of a resolution of the Board terminating the Plan; or

(b) ten years from the date the Plan is initially approved and adopted by the stockholders of the Company; provided, however, that the Board may, prior to the expiration of such ten-year period, extend the term of the Plan for an additional period of up to five years for the grant of Awards other than Incentive Stock Options. No termination of the Plan shall materially alter or impair any of the rights or obligations of any person, without his consent, under any Award theretofore granted under the Plan, except that subsequent to termination of the Plan, the Committee may make amendments permitted under Paragraph 11.

7701 FORSYTH BLVD. SUITE 800 ST. LOUIS, MO 63105 BELDEN CDT INC.
Instructions for Voting Your Proxy

Belden CDT Inc. encourages you to take advantage of a cost-effective, convenient way to vote the shares. You may vote your proxy 24 hours a day, 7 days a week using either a touch-tone telephone or the Internet. Your telephone or Internet vote must be received no later than 11:59 p.m. Eastern Time on May 23, 2006, and authorizes the proxies named on the proxy card on the reverse side to vote these shares in the same manner as if you marked, signed and returned your proxy card. If you vote by telephone or Internet, do not return your proxy card by mail.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Belden CDT Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BELDN1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BELDEN CDT INC.

The Board of Directors recommends a vote “FOR” Proposals 1 and 2.

Proposal 1: To elect a Board of Directors for the ensuing year.
(01) Lorne D. Bain, (02) Lance C. Balk, (03) Bryan C. Cressey, (04) Michael F.O. harris, (05) Glenn Kalnasy, (06) John M. Monter, (07) Bernard G. Rethore, (08) John S. Stroup
	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.

		For	Against	Abstain

Proposal 2:	To approve increasing the number of awards individual participants may receive under the Cable Design Technologies Corporation 2001 Long-Term Performance Incentive Plan to an annual limit of 400,000.	☐	☐	☐
      In their discretion proxies are authorized to transact and vote upon such other business as may properly come before the meeting.
      (Please sign exactly as name appears on your proxy card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.)
      PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

For comments, please check this box and write them on the back where indicated.			☐
	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY	BELDEN CDT INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 24, 2006
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned stockholder of Belden CDT Inc. appoints Kevin L. Bloomfield and Christopher E. Allen, as proxies, acting jointly or severally and with full power of substitution, for and in the name of the undersigned to vote at the Annual Meeting of Stockholders to be held on May 24, 2006, beginning at 11:00 a.m., local time, at the Lewis & Clark Room, 16th Floor, the Saint Louis Club, Pierre Laclede Center, 7701 Forsyth Blvd., St. Louis, Missouri 63105 and at any adjournments or postponements thereof, as directed, on the matters set forth in the accompanying Proxy Statement and on all other matters that may properly come before the Annual Meeting, including on a motion to adjourn or postpone the Annual Meeting to another time or place (or both) for the purpose of soliciting additional proxies.
     Signing and dating this proxy card will have the effect of revoking any proxy card that you signed on an earlier date, and will constitute a revocation of all previously granted authority to vote for every proposal included on any proxy card.
     THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO CHOICE IS SPECIFIED AND THE PROXY IS SIGNED AND RETURNED, THEN THE PROXY WILL BE VOTED “FOR” APPROVAL OF EACH OF PROPOSAL 1 AND 2 AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
     To Participants in the Belden CDT Inc. Retirement Savings Plan (the “Plan”): The number of shares shown on the reverse side includes shares credited to the accounts of participants in the Plan. This card therefore will constitute voting instructions not only for shares held directly by participants outside the Plan but also for shares held indirectly by participants in the Plan. If you own shares through the Plan and do not vote, the trustee of the Plan (i.e., Prudential Bank & Trust, FSB) will vote these Plan shares in the same proportion as shares for which instructions from other participants were received under the Plan.
     To Participants in the Belden UK Employee Share Ownership Plan (the “UK Plan”): The number of shares shown on the reverse side includes shares credited to the accounts of participants in the UK Plan. This card therefore will constitute voting instructions not only for shares held directly by participants outside the UK Plan but also for shares held indirectly by participants in the UK Plan. If you own shares through the UK Plan and do not vote, the trustee of the Plan (i.e., Yorkshire Building Society) will not be able to vote these shares because the terms of the UK Plan bar the trustee from voting uninstructed shares.
     Receipt is hereby acknowledged of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 14, 2006, and the Annual Report to Shareholders for the year ending December 31, 2005.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)	SEE REVERSE SIDE